As filed with the Securities and Exchange Commission on October 11, 2019

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EOS INC.
(Exact name of registrant as specified in its charter)

Nevada	2844	30-0873246
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District

Taipei City 10452, Taiwan

+886-2-2586-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

He-Siang Yang

Chief Executive Officer and Chief Financial Officer

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District

Taipei City 10452, Taiwan

+886-2-2586-8300- telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay Kaplowitz, Esq.
Huan Lou, Esq.
Sichenzia Ross Ference LLP
1185 Avenue of Americas, 37th Floor
New York, NY 10036
(212) 930-9700 – telephone

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Shares of Common Stock, par value $0.001 per share		$	$20,000,000	$2,596.00
Total Registration Fee			$20,000,000	$2,596.00	*
_________

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, calculated on the basis of the proposed maximum aggregate offering price.
(3)

The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 11, 2019

PRELIMINARY PROSPECTUS

Minimum Offering: [ ]Shares of

Common Stock

Maximum Offering: [ ]

Shares of Common Stock

This is a “best efforts” public offering of securities of EOS Inc. (referred to herein as “we”, “us”, “our”, “EOS”, “Registrant”, or the “Company”) conducted by the Company without any investment bank. We may engage a placement agent for this offering in the future. We are selling a minimum of [ ] and a maximum of [ ] shares of common stock of the Company (the “Common Stock”), par value $0.001 per share for an aggregate of $8,000,000 at minimum and $20,000,000 at maximum.

Our Common Stock is quoted on the OTC Markets under the symbol “EOSS.” On September 30, 2019, the last reported sale price per share of our Common Stock was $1.50. The recent market price of our Common Stock set forth herein will not be used to determine the offering price of our Common Stock. There is no active public market for the Common Stock and the prices quoted on the OTCQB may not be indicative of the market price of our Common Stock. The offering price of the Common Stock will be arbitrarily determined and will not necessarily bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price is determined through negotiations with the Company and investors. The investors and the Company have set $[ ] per share for the offering price, which will be finalized prior to closing of the offering. We intend to list our Common Stock on the Nasdaq Stock Market (“Nasdaq”) and we will not close this offering until we are approved to list our Common Stock on a national stock exchange market. The Common Stock will be traded under the symbol [] after the closing of this public offering. If the application to Nasdaq is approved, trading of our Common Stock on Nasdaq is expected to begin within five (5) days after the date of issuance of the Common Stock registered herein. We cannot assure you that either our application to list the Common Stock will be approved or we can raise the minimum offering amount of $8,000,000; however, we will not complete this offering without raising the minimum offering amount or receive approval of listing our Common Stock on a national stock exchange market.

The offering will terminate at the earlier of (i) the date at which $20,000,000 of our Common Stock has been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effectiveness of this Registration Statement. Until the offering terminates, the proceeds of the offering will be held in the offering deposit account (“Offering Deposit Account”) and [*] will serve as the Deposit Account Agent.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Number of Shares of Common Stock Offered by Us	Public Offering Price per Share	Total Initial Public Offering Price	Underwriting Commissions (1)		Proceeds to Our Company Before Expenses
Minimum		$	$8,000,000	$	N/A	$8,000,000
Maximum			$20,000,000	$	N/A	20,000,000

Delivery of the shares of our Common Stock is expected to be made on or about ___, 2019.

The date of this prospectus is ______, 2019

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless the context otherwise requires, the terms “EOS,” “EOSS,” “we,” “us” and “our” in this prospectus refer to EOS Inc., and “this offering” refers to the offering contemplated in this prospectus.

i

PROSPECTUS CONVENTIONS

Except where the context otherwise requires and for purposes of this prospectus only:

“Common Stock” is the common stock of EOS Inc., par value US$0.001 per share;

“APR” or “annual percentage rate” refers to the annual rate that is charged to borrowers, including a fixed interest rate and a transaction fee rate, expressed as a single percentage number that represents the actual yearly cost of borrowing over the life of a loan;

The terms “we,” “us,” “our,” “the Company,” “our Company,” “EOS” or “EOSS” refers to EOS Inc., a Nevada corporation, and all of the Subsidiaries as defined herein unless the context specifies;

The “Board” or “Board of Directors” refers to the board of directors of the Company;

“Subsidiary” or “Subsidiaries,” refer to Emperor Star International Trade Co., LTD, EOS International Inc., A-Best Wire Harness & Components Co., Ltd., and Shanghai Maosong Trading Co., Ltd.;

Emperor Star International Trade Co., LTD or “Emperor Star” refers to a corporation formed under the laws of Taiwan and wholly-owned subsidiary of EOS;

EOS BVI means EOS International Inc., a British Virgin Islands corporation and a wholly-owned subsidiary of EOS;

Maosong Trading means Shanghai Maosong Trading Co., Ltd., a corporation formed under the laws of People’s Republic of China and wholly-owned subsidiary of EOS BVI;

A-Best refers to A-Best Wire Harness & Components Co., Ltd., a corporation formed under the laws of Taiwan, 51% of which will be held by EOS upon the completion of the Stock Purchase Agreement;

“China”, “mainland China” and “P.R.C.” refer to the People’s Republic of China, excluding Taiwan, Hong Kong or Macau for purposes of this prospectus;

“R.O.C.” or “Taiwan” refers to Taiwan, the Republic of China;

All references to “NTD” and “New Taiwan Dollars” are to the legal currency of R.O.C.; and

All references to “U.S. dollars”, “dollars”, and “$” are to the legal currency of the U.S.

This prospectus specifies certain NTD amounts and in parenthesis the approximate U.S. dollar amounts at the exchange rate on the date of this prospectus. The conversion rates regarding NTD and U.S. dollars are subject to change and, therefore, we can provide no assurance that U.S. dollar amounts specified in this prospectus will not change.

For clarification, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We have not, directly or indirectly, sponsored or participated in the publication of any of such materials. We believe that such information and estimates are reasonable and reliable. We also assume the information extracted from publications of third-party sources has been accurately reproduced. We understand that the Company would be liable for the information included in this prospectus if any part of the information was incorrect, misleading or imprecise to a material extent.

ii

A-BEST ACQUISITION

As disclosed in a current report on Form 8-k filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2019, the Company, A-Best, and Mr. Ing-Ming Lai, the principal shareholder and Chief Executive Officer of A-Best, entered into a purchase agreement (“Stock Purchase Agreement”) dated August 7, 2019, pursuant to which the Company shall acquire 31% of the issued and outstanding equity interest in A-Best (the “Acquisition”) and as consideration issue ten million (10,000,000) shares (the “Stock Consideration”) of its Common Stock to Mr. Ing-Ming Lai and pay Mr. Ing-Ming Lai fifty-five million (55,000,000) new Taiwanese dollars (“NTD”) (the “Cash Consideration”), subject to the terms of the Stock Purchase Agreement. The Company currently owns 20% of the issued and outstanding equity interest in A-Best as of the date of this prospectus.

The parties to the Stock Purchase Agreement are in the process of completing the stock issuance process and closing the Stock Purchase Agreement as of the date of this Prospectus. Upon consummation of the Stock Purchase Agreement, the Company shall hold a sum of 51% of the issued and outstanding equity interest in A-Best. However, we cannot provide any assurance that we will consummate the transactions set forth in the Stock Purchase Agreement as expected or at all.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Company Overview

EOS Inc. markets and distributes a variety of consumer products selected based on its understanding of the demand for each of its products. EOS conducts its business primarily in Asia, including the People’s Republic of China (“PRC”), Taiwan, Singapore and Malaysia. The principal products that EOS markets and sells through its subsidiaries include Nine Layer Transformation Hair Cream, Deep Seawater Mineral Extract, and Lifegenes & Youthgenes.

Nine Layer Transformation Hair Cream is hair-coloring product that darkens the user’s hair color to brown or black while nourishing the hair. Deep Seawater Mineral Extract is a dietary supplement that is designed to enhance the overall health and appearance of the consumer. Both Lifegenes and Youthgenes are dietary supplements designed to improve the consumer’s health. The sales of Nine Layer Transformation Hair Cream and Deep Seawater Mineral Extract accounted for approximately 3% of our gross revenue during the year ended December 31, 2018 and 27% during the six months ended June 30, 2019, respectively. The sales of Lifegenes & Youthgenes accounted for approximately 20% of our gross revenue during the year ended December 31, 2018 and 25% during the six months ended June 30, 2019, respectively. The sales of household water purifying machines contributed to approximately one third of our revenue during the year ended December 31, 2018 and 18% during the six months ended June 30, 2019, respectively. The rest of our revenue came from sales of other dietary supplements and management software for those periods. EOS, through one of its wholly-owned subsidiaries, entered into a product supply agreement (“Fortune King Product Supply Agreement”) with Fortune King (HK) Trading Limited (“Fortune King”), a company formed under the laws of Hong Kong, to provide and sell any products that Fortune King orders from EOS and its subsidiaries. Pursuant to the Fortune King Product Supply Agreement, we agreed to provide products ordered by Fortune King within five business days from the order date and the products we sell should not expire within the next one year from the supply time. The Fortune King Product Supply Agreement became effective on October 1, 2018 and was extended to September 30, 2021. We provide marketing information on the products we sell and training services to Fortune King. During the year ended December 31, 2018 and six months ended June 30, 2019, the majority of EOS’ sales of Nine Layer Transformation Hair Cream, Deep Seawater Mineral Extract, Lifegenes, Youthgenes, and household water purifying machines were to Fortune King. As of June 30, 2019, Fortune King was a related party of us because the founder and officer of Fortune King was a shareholder of EOS. On or about June 30, 2019, the founder and officer of Fortune King transferred her equity interest in the Company and therefore Fortune King is no longer a related party to the Company. Fortune King distributes the products it purchases from us to representatives and retail stores primarily in mainland China and Hong Kong. In the year of 2018 and first half of 2019, Fortune King rented stores in Quanzhou, China and Singapore to sell house water purifying machines. We generally do not maintain large inventories of products because we do not order products for the wholesale customers until the wholesale clients place orders with us. All payments for products we sell through our wholesale channel must be paid in advance in cash. None of the products we distribute is seasonal.

In addition, EOS has recently formed an exclusive distribution relationship with A-Best Wire Harness & Components Co., Ltd. (“A-Best”) to market and distribute ceramic speakers globally and is acquiring the majority equity interest in A-Best pursuant to the Stock Purchase Agreement as described below. A-Best, a Taiwanese corporation and a 20% owned Subsidiary of the Company, is in the business of designing and developing high-performance ceramic speakers, primarily to be used as part of electronic devices. A-Best is currently focused on improving the speaker’s bass sound range to meet the requirements of the potential purchasers. Compal, Inc., an original design manufacturer for electronic devices of certain well-known brands, such as Sony, has tested A-Best speakers and requested A-Best to improve the bass of the speakers before it putting large orders. Meanwhile, EOS has invited two leading cell phone manufacturers to conduct preliminary testing on the module of the current generation A-Best ceramic speakers. EOS and A-Best plan to continue working with the potential purchasers to improve the sound quality and make adjustments to meet the specific requirements of each potential purchaser. A-Best and EOS did not receive any order for the current generation of the ceramic speakers as of the date of this prospectus.

1

In the past, EOS sold house water purifying machines through two of its wholly-owned subsidiaries, which generated substantial income for the Company. However, because our previous supplier could not provide the updated generation of the house water purifying machines, in April 2019 we decided not to renew the agreement with our supplier of the water purifying machines and therefore temporarily ceased this line of business. The Company still believes that the PRC and greater Asia region have need for clean water and that there is high demands for water purifying machines in the region. In the next six to twelve months, the Company hopes to reengage in reselling industrial and residential water purifying machines with a new distribution model. The Company is currently reviewing the PRC market to find a different distribution method to sell water purifying machines. It plans to form strategic relationship with a real estate company to sell water purifying machines to high-end apartment complexes and office buildings such real estate company builds in China. As of the date of this prospectus, EOS was in discussions with a local engineering company and a real estate company in Shanghai, China with the intent to provide comprehensive water purifying solutions to the apartment complexes and office buildings that the real estate company constructs in the future; however, no binding agreements have been reached and there can be no assurance that we will enter into any definitive agreements in the future on commercially reasonable terms or at all.

Upon closing of the Acquisition, the Company shall have four wholly-owned subsidiaries and one majority-owned subsidiary. The following chart illustrates the corporate structure of EOS upon closing of the Acquisition.

2

Recent Developments

A-Best Acquisition and Ceramic Speaker Business Development

On August 7, 2019, EOS, A-Best and Ing-Ming Lai, a Taiwanese individual and the majority shareholder of A-Best, entered into a purchase agreement (the “Stock Purchase Agreement”), pursuant to which, subject to the terms and conditions therein, the Company shall purchase thirty-one percent (31%) of the issued and outstanding equity interest in A-Best and as consideration, issue ten million (10,000,000) shares (the “Stock Consideration”) of its common stock (the “Common Stock”) to Ing-Ming Lai and pay Ing-Ming Lai fifty-five million (55,000,000) new Taiwanese dollars (“NTD”) (the “Cash Consideration”). The Company currently owns twenty percent (20%) of equity securities in A-Best, and will subsequently own a total of fifty-one percent (51%) of issued and outstanding A-Best shares when Ing-Ming Lai completes transferring his 31% of A-Best’s equity to the Company in accordance with the Stock Purchase Agreement. In addition, pursuant to the Purchase Agreement, the Company shall pay the Cash Consideration to Ing-Ming Lai if and only if the Company successfully completes an initial public offering (the “IPO”) of its common stock, with gross proceeds of no less than $5,000,000 USD.

In connection with the Stock Purchase Agreement, on August 7, 2019, the Company, A-Best, and Ing Ming Lai entered into an exclusive sales agreement (the “Exclusive Sales Agreement”), pursuant to which the Company is granted the right as the exclusive distributor to sell all of A-Best’s products, including its Micro-ceramic magnetic resonance speakers in the world, and the right to use A-Best’s trademarks and copyrights in connection with the sale of such products. The term of the Exclusive Sales Agreement shall be three (3) years from execution and be automatically renewed for another term of three (3) years unless one party gives the other parties a written notice of termination three (3) months before the end of the term.

In connection with the Stock Purchase Agreement, on August 7, 2019, the Company and Ing-Ming Lai entered into a management agreement (the “Management Agreement”), pursuant to which the Company has agreed to maintain A-Best’s existing operations and Ing-Ming Lai’s positions as A-Best’s President and Chief Executive Officer, until A-Best’s board of directors decides to terminate the terms of his positions. Pursuant to the Management Agreement, the Company shall also designate one individual to A-Best’s board of directors, and A-Best’s board of directors shall continue to maintain two director seats, where at least one of the two directors is designated by the Company until the Parties either reach a shareholder agreement or A-Best receives additional capital investment in equity or debt. The Management Agreement became effective upon execution. There can be no assurance that we and A-Best will consummate the transactions as contemplated in the Stock Purchase Agreement, Exclusive Sales Agreement and Management Agreement as expected or at all.

Strategy

Key elements of our business strategy include:

•	Focusing on marketing and distributing A-Best ceramic speakers;

•	Focusing on developing the wholesale strategy to distribute industrial and residential water purifying machines in mainland China; and

•	Continuing distributing dietary supplements and cosmetics in Asia.

Our management team has extensive experiences across a wide range of marketing, sales, and product development and we have purchased selective products based on the needs of the consumers in Asia. Our current sales efforts focus on health-improvement products, such as mineral water and dietary supplements and our management targets health-conscious consumers. We expect to continue this strategy, which we believe has been effective for the past several years of our operations.

3

Material Risks and Challenges

We face substantial competition from a great many established and emerging trading, marketing and distributing companies that develop, distribute or sell health-enhancement products and speakers. Our current and potential competitors include large and specialty distribution and trading companies. Many of our current and potential competitors have substantially greater financial, technical and human resources than we do and significantly more experience in the marketing, development and distribution of products, which could place us at a significant competitive disadvantage or reduce our market share. Typically, our competitors will most likely have more capital resources to support their products than we do. In addition, you should carefully consider the risks described under the “Risk Factors” section beginning on page 11 before investing in us. Some of these risks are:

•	Risk associated with our profitability including, but not limited to:

○	We may not become profitable in the foreseeable future.

•	Risk associated with the development, marketing, and distribution of our products, including but not limited to:

•	Risks associated with intellectual property including but not limited to:

○	We or A-Best may not be successful in obtaining or maintaining patents or other relating rights necessary to the development of A-best speakers;

○	The intellectual property rights underlying our products may expire or be terminated due to lack of maintenance;

•	Risks associated with our business model including, but not limited to:

○	We face competition from entities that sell and distribute merchandise similar to the products we distribute for A.C., including dietary supplements and skincare products; and

○

We depend primarily upon a sole wholesale customer for our sales and our revenue may be significantly impaired if our major customer terminates the distribution agreement with us and we are unable to promptly find a replacement for such customer.

○	Our Acquisition of A-Best may not be consummated as expected or at all.

○	We and A-Best may not able to sell A-Best speakers as expected or at all.

○	Our proposal to develop a business line to distribute household water purifying machines in Shanghai, China may not be successful.

4

•	Risk associated with our Common Stock and this Offering including without limitation:

○	The market prices and trading volumes of the Common Stock may be volatile and may be affected by economic conditions beyond our control;

○	There is no established trading market for either our Common Stock and such market may never develop;

○	Investors purchasing shares of our Common Stock will suffer immediate and substantial dilution; and

○	Currency fluctuations may adversely affect the prices of our Common Stock.

These and other risks described in this prospectus could materially and adversely impact our business, financial condition, operating results and cash flow, which could cause the trading price of our Common Stock to decline and could result in a loss of your investment.

Corporate Information

EOS was incorporated under the laws of the State of Nevada on April 3, 2015. EOS BVI was incorporated under the laws of British Virgin Islands on September 20, 2018. Maosong Trading was incorporated under the laws of PRC on March 1, 2019. A-Best was incorporated under the laws of Taiwan on March 1, 1994. Emperor Star was formed under the laws of Taiwan on November 16, 2015. Emperor Star, A-Best, Maosong Trading and EOS BVI are four operating Subsidiaries of the Company.

Our principal executive office is located at 7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District, Taipei City 10452, Taiwan. Our telephone number at our principal executive office is +886-2-2586-8300. Our corporate website is http://eosinc999.us/. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

5

THE OFFERING

Assumed offering price per share of Common Stock	We currently estimate that the public offering price will be US$[ ] per share (“Public Offering Price”).

Shares of Common Stock offered by us

A minimum of [ ] shares of Common Stock on a “best-efforts” basis up to a maximum of [ ] shares of Common Stock on a “best efforts” basis at an anticipated offering price of $[ ] per share. If we do not raise the aggregate minimum offering amount of $8,000,000 (the “Minimum Amount”), we will not conduct a closing of our offering and will return to investors all amounts previously deposited by them in escrow, without interest or deduction. Prior to the closing of our offering, all funds delivered as payment for the securities offering hereby shall be deposited in a non-interest bearing escrow account (“Escrow Account”) at [ ] Bank maintained by [ ] (the “Deposit Account Agent”) as deposit account agent for the investors in the offering.

Shares of Common Stock outstanding immediately before this offering	74,122,997 shares of Common Stock as of October 1, 2019, without giving effect to the A-Best Acquisition.

Shares of Common Stock outstanding immediately after this offering	[ ] shares at minimum, and [ ] shares at maximum.

Gross Proceeds	US$8,000,000 at minimum, and $20,000,000 at maximum.

Term of Our Offering

The Common Stock is being offered by the Company for a period of one hundred and eighty (180) days commencing on the date of this prospectus. If the minimum amount of the Company’s offering is not raised within such period, all subscription funds in the Offering Deposit Account will be returned to the investors promptly without interest or deduction of any fees. The Company’s offering may close or terminate, as the case may be, on the earlier of (i) the date at which the Maximum Amount of Common Stock has been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effective date of this prospectus, or the expiration date.

Offering Deposit Account

The gross proceeds from the sale of the shares of our Common Stock in this offering will be deposited in a non-interest bearing escrow account maintained by the deposit account agent, [ ] (the “Deposit Account Agent”). All checks will be deposited directly into the Offering Deposit Account and all wire transfers will be wired directly to the Offering Deposit Account at [ *] Bank. The funds will be held in escrow until the Deposit Account Agent has advised us that it has received a minimum of $8,000,000, the minimum offering, in cleared funds. If we do not receive the Minimum Amount by [●], 2019, all funds will be returned to purchasers in this offering on the next business day after the termination of the offering, without charge, deduction or interest. Prior to [●], 2019, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise the Minimum Amount by [●], 2019. No interest will be paid either to us or to you. See “Deposit Account Agent and Deposit of Offering Proceeds.”

Use of proceeds

We plan to use the net proceeds we will receive from this offering for general corporate purposes, including without limitation, the production of water purifying systems, establishing an office in Shanghai, China and recruiting a sales and customer service team in Shanghai, China. See “Use of Proceeds” on page 28 for more information.

Risk factors

See “Risk Factors” and other information included in this prospectus for a discussion of the risks relating to investing in our Common Stock. You should carefully consider these risks before deciding to invest in our Common Stock.

Listing

We intend to apply to list the Common Stock on the Nasdaq. However, we cannot assure you that our Common Stock will be listed on the Nasdaq. We will not close this offering without receiving a listing approval letter of our Common Stock from a national stock exchange.

6

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet at June 30, 2019 of EOS and its subsidiaries (collectively “EOS”) gives effect to the acquisition of an aggregate of fifty-one percent (51%) equity securities in A-Best pursuant to the Investment Cooperation Agreement dated on January 15, 2019 and the Stock Purchase Agreement dated on August 7, 2019 (collectively “Purchase”) as if the Purchase had occurred on January 1, 2019. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 and for the six months ended June 30, 2019 were prepared assuming that the transactions described above were consummated as of the beginning of the periods presented.

Such unaudited pro forma financial information is based on the historical consolidated financial statements of EOS and A-Best and certain adjustments which EOS believes to be reasonable, to give effect of the Purchase, which are described in the notes to the statements below.

The unaudited pro forma financial information:

•	does not purport to represent what the consolidated results of operations actually would have been if the acquisition of 51% equity securities in A-Best had occurred on the beginning of the periods presented or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition of 51% equity securities in the A-Best had occurred on January 1, 2019.

•	has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of A-Best. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to A-Best. As a result, the actual amounts recorded in the consolidated financial statements of EOS will differ from the amounts reflected in the unaudited pro forma condensed consolidated financial statements, and the differences may be material.

7

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2019

	Historical	Historical	Pro Forma		Consolidated
	EOS	A-Best	Adjustments	Note	Pro Forma
Assets
Current Assets
Cash and cash equivalents	$7,622	$212	$-		$7,834
Accounts receivable, net	351,268	-	-		351,268
Accounts receivable, net – related parties	1,146,045	-	-		1,146,045
Inventory, net	2,084	-	-		2,084
Advance to suppliers	76,541	-	-		76,541
Prepaid expenses and other current assets	28,162	24,420	-		52,582
Operating lease right-of-use assets – current	-	8,622	-		8,622
Total current assets	1,611,722	33,254	-		1,644,976

Property and equipment, net	7,574	1,004	-		8,578
Operating lease right-of-use assets	41,778	-	-		41,778
Security deposit	6,615	-	-		6,615
Long-term investment	30,000	-	(30,000)	(a), (b), (c)	-
Goodwill, net	-	-	-	(b)	-
Total Assets	$1,697,689	$34,258	$(30,000)		$1,701,947

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$715	$505	$-		$1,220
Accrued expenses and other current liabilities	56,660	6,666	-		63,326
Due to related parties	76,435	1,253,557	1,743,500	(a)	3,073,492
Income tax payable	30,262	-	-		30,262
Operating lease liabilities – current	21,398	8,622	-		30,020
Total current liabilities	185,470	1,269,350	1,743,500		3,198,320

Operating lease liabilities – noncurrent	20,380	-	-		20,380
Total liabilities	205,850	1,269,350	1,743,500		3,218,700

Total Equity (Deficit)	1,491,839	(1,235,092)	(1,773,500)		(1,516,753)

Total Liabilities and Stockholders’ Equity	$1,697,689	$34,258	$(30,000)		$1,701,947

8

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Six Months Ended June 30, 2019

	Historical	Historical	Pro Forma		Consolidated
	EOS	A-Best	Adjustment	Note	Pro Forma
Net sales	$57,805	$8,555	$-		$66,360
Net sales – related parties	180,367	-	-		180,367
Total	238,172	8,555	-		246,727

Cost of sales	44,821	7,656	-		52,477

Gross profit	193,351	899	-		194,250

Selling, general and administrative expenses	373,930	37,225	-		411,155

Loss from operations	(180,579)	(36,326)	-		(216,905)

Other income (expense)
Interest income	48	-	-		48
Other income	-	71	-		71
Gain (loss) on foreign currency exchange	12,525	147	-		12,672
Gain (loss) on investment in equity securities	(2,426)	-	2,426	(c)	-
Total other income (expense)	10,147	218	2,426		12,791

Loss before income tax provision	(170,432)	(36,108)	2,426		(204,114)

Income tax provision	-	-	-		-

Net loss	(170,432)	(36,108)	2,426		(204,114)
Comprehensive Income (Loss)	$(179,375)	$(17,378)	$20,119		$(176,634)

9

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2018

	Historical	Historical	Pro Forma		Consolidated
	EOS	A-Best	Adjustment	Note	Pro Forma
Net sales	$536,616	$30,446	$-		$567,062
Net sales – related parties	1,241,329	-	-		1,241,329
Total	1,777,945	30,446	-		1,808,391

Cost of sales	216,505	24,468	-		240,973

Gross profit	1,561,440	5,978	-		1,567,418

Selling, general and administrative expenses	547,680	69,057	-		616,737

Income (loss) from operations	1,013,760	(63,079)	-		950,681

Other income
Interest income	81	3	-		84
Other income	1,991	-	-		1,991
Sublease income – related parties	-	1,992	-		1,992
Gain (loss) on foreign currency exchange	31,288	6	-		31,294
Total other income	33,360	2,001	-		35,361

Income (loss) before income tax provision	1,047,120	(61,078)	-		986,042

Income tax provision	17,795	-	-		17,795

Net income (loss)	1,029,325	(61,078)	-		968,247
Comprehensive Income (Loss)	$1,005,306	$(24,757)	-		$980,549

10

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. This could cause the market price of our Common Stock to decline and could cause you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We have only a limited history upon which an evaluation of our prospects and future performance can be made, and have incurred losses in recent periods. Since we have a limited operating history, it may be difficult to predict our future operating results.

We were incorporated in the State of Nevada on April 3, 2015, and as a result, we have only a limited history upon which an evaluation of our prospects and future performance can be made, and have no history of profitable operations on a consolidated basis. We may continue to sustain losses in the future as we implement our business plan. There can be no assurance that we will ever regain profitability. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such plan, and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We will need to obtain additional financing to fund our operations.

We will need additional capital in the future to continue to execute our business plan. In that case, we would be dependent upon additional capital in the form of either debt or equity to continue our operations and commercialize our products. We may not be able to arrange enough investment within the time the investment is required, or, if it is arranged, that it will be on favorable terms.

Failure to raise the necessary capital could restrict our growth, limit our development of new products, and hinder our ability to compete.

Any of these aforementioned consequences would have a materially adverse effect on our business, operations, and financial position. If we cannot obtain the needed capital, we may not be able to become profitable, and may have to curtail or cease our operations.

11

We have incurred losses, and we anticipate that we will continue to incur losses in the future.

For the three and six months ended June 30, 2019, our net losses were $153,460, and $170,432, respectively, compared to net income of $178,033 and $116,175, respectively, for the corresponding periods in the preceding year. We anticipate continuing to incur substantial additional losses over at least the next twelve months due to, among other factors, our business development of the water purifying machine project in Shanghai, China. We may never regain profitability, and, even if we do, we may not be able to sustain being profitable.

We currently have no customers for the ceramic speakers we plan to sell and no rights to the technology.

Although certain potential purchasers of the ceramic speakers A-Best is developing have tested the product, we need to make certain technical improvements potential purchasers have requested, and we have no commitments to purchase any speakers. While some technologies of the A-Best speakers are protected by certain patents, neither we nor A-Best currently has a license of or rights to such patents. Our failure to make the required technical improvements to and/or to find customers for the A-Best speakers will materially adversely impact our business plan to increase our revenues. In addition, failure to obtain enforceable rights to the technology, we would not be able to sell the speakers without potentially infringing on the rights of the patent holders.

Our acquisition of A-Best may never be consummated.

Although we have entered into a stock purchase agreement pursuant to which we would acquire 31% of the outstanding equity interests in A-Best (the “Acquisition”) and thereupon own 51% of the outstanding equity interests in A-Best, there can be no assurance this acquisition will ever be consummated as expected or at all. In particular, we need to obtain shareholder approval to amend our articles of incorporation to increase the number of authorized shares of our Common Stock to issue 10,000,000 shares as the Stock Consideration under the Stock Purchase Agreement.

Our proposal to develop a business of distributing household water purifying machines may not be successful.

Although we had marketed and distributed household water purifying machines in the past and have experience in this market, currently we have not identified a water purification product we would sell in the future, and have no commitments from either potential suppliers or purchasers. We are actively negotiating with a real estate company based in Shanghai, China, to install and maintain water purifying systems in commercial and office buildings that it develops in the future; however, there can be no assurance that such negotiations will result in any agreement or commitment. In addition, even if we are able to implement the business plan as expected, we cannot assure you that the water purification project will generate income and gross profits as projected above. Failure to find both sources and customers for water purifying machines will materially adversely impact our business plan to increase our revenues.

12

We may not be successful in identifying new products to market and distribute.

While we constantly seek new products to market and distribute in the Asia market, there can be no assurance that we will be able to identify, obtain, market or sell any new products on a profitable basis, or at all. Even if we are able to select new products that are deemed appealing to the consumers in certain regions, we may not be able to purchase the new products from the suppliers at competitive prices or find reliable wholesale distribution channel.

We are subject to import and export regulations in Taiwan, and any adverse regulatory action may materially adversely affect our financial condition and business operations.

We import dietary supplements and skin care merchandise from the U.S. and export dietary supplements and skin care products outside Taiwan to Hong Kong and mainland China. Our business is subject to Import and export regulations in Taiwan and other jurisdictions where our products come from or are transported to. Any change in import and export laws and regulations in the pertinent jurisdictions may impose administrative and financial burdens to our operations. In addition, any adverse regulatory actions may delay our business transactions, divert our management attention to ordinary operations and therefore materially and adversely affect our financial condition and performance results.

Instability in international markets, or foreign currency fluctuations could adversely affect our results of operations.

We generate a significant amount of our revenue from outside the United States. As a result, we face currency and other risks associated with our international sales. We are exposed to foreign currency exchange rate fluctuations due to transactions denominated primarily in [NTD], which may potentially reduce the U.S. dollars we receive for sales denominated in any of these foreign currencies, and/or increase the U.S. dollars we report as expenses in these currencies, thereby affecting our consolidated results of operations. Fluctuations between the currencies in which we do business have caused and will continue to cause foreign currency transaction gains and losses. We cannot predict the effects of currency exchange rate fluctuations upon our future operating results because of the number of currencies involved, the variability of currency exposures, and the volatility of currency exchange rates.

13

In addition to foreign currency exchange rate fluctuations, there are a number of additional risks associated with our international operations, including those related to:

•	The imposition of or increase in import or export duties, surtaxes, tariffs, or customs duties;

•	The imposition of import or export quotas or other trade restrictions;

•	Foreign tax laws and potential increased costs associated with overlapping tax structures;

•	Compliance with various U.S. and foreign laws, including the Foreign Corrupt Practices Act, and import/export laws;

•	Longer accounts receivable cycles in certain foreign countries, whether due to cultural, economic, or other factors;

•	Changes in regulatory requirements in international markets in which we operate; and

•	Economic and political instability in international markets, including concerns over excessive levels of sovereign debt and budget deficits in countries where we market our products that could result in an inability to pay or timely pay outstanding payables.

We are subject to anti-bribery, anti-corruption, and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act, as well as export control laws, customs laws, sanctions laws, and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, results of operations, and financial condition.

With our international operations, we will be exposed to trade and economic sanctions and other restrictions imposed by the United States, the European Union, and other governments and organizations. The U.S. Departments of Justice, Commerce, State, and Treasury, and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the U.S. Foreign Corrupt Practices Act (FCPA), and other federal statutes and regulations, including those established by the Office of Foreign Assets Control (OFAC). Under these laws and regulations, as well as other anti-corruption laws, anti-money laundering laws, export control laws, customs laws, sanctions laws, and other laws governing our operations, various government agencies may require export licenses, may seek to impose modifications to business practices (including cessation of business activities in sanctioned countries or with sanctioned persons or entities, and modifications to compliance programs) that may increase compliance costs, and may subject us to fines, penalties, and other sanctions. A violation of these laws or regulations would negatively affect our business, financial condition, and results of operations.

We do not have any policies and procedures designed to ensure compliance by us and our directors, officers, employees, representatives, consultants, and agents with the FCPA, OFAC restrictions, and other export control, anti-corruption, anti-money-laundering, and anti-terrorism laws and regulations. We may implement any policies or procedures regarding these issues in the near future. We cannot assure you, however, that our policies and procedures are or will be sufficient, or that directors, officers, employees, representatives, consultants, and agents have not engaged and will not engage in conduct for which we may be held responsible; nor can we assure you that our business partners have not engaged and will not engage in conduct that could materially affect their ability to perform their contractual obligations to us, or even result in our being held liable for such conduct. Violations of the FCPA, OFAC restrictions, or other export control, anti-corruption, anti-money laundering, and anti-terrorism laws or regulations may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could have a materially adverse effect on our business, financial condition, and results of operations.

14

We may not be able to compete effectively with larger companies in the resale and distribution space with greater resources and market recognition.

The resale and distribution industry in Taiwan is highly competitive and evolves from time to time as the technologies and consumer trends change. Significant competitive factors in our industry include exclusive and diversified wholesale channels, well-trained sales personnel, competitive pricing, and appealing products.

We are a very small distribution company compared to other companies that we are competing against. Many of our current and potential competitors have substantially greater financial, technical and human resources than we do and significantly more experienced in the marketing, discovery and development of products, which could place us at a significant competitive disadvantage or deny us marketing exclusivity rights. Typically, our competitors will most likely have more capital resources to support their products than we do.

We anticipate that we will face intense and increasing competition when and as A-Best speakers enter the markets, as advanced technologies become available. We consider companies that sell and distribute speakers for consumers, households and industries our competitors.

We are dependent on one significant customer for our businesses, and the loss of this customer could have an adverse effect on our business, results of operations, and financial condition.

We sell the majority of the products we purchase to Fortune King and substantially rely on Fortune King’s distribution channel. Fortune King and we have renewed the Fortune King Product Supply Agreement, which remains in full force and effect until September 30, 2021. However, the Fortune King Product Supply Agreement does not provide us any right to sell any products to Fortune King in a certain volume or at a certain price. If Fortune King decides to make purchases from another source or Fortune King’s customers reduce their orders of the products we sell, our sales volume will decline significantly. From time to time, we may have to reduce our resale prices to Fortune King on a case-by-case basis and therefore our revenue would be adversely affected with the assumption of the same volume.

15

We do not manufacture the products we sell, and we rely on third-party manufacturers and suppliers to produce our products.

We do not own or operate manufacturing facilities for the production of the products we sell, and we lack the resources and the capabilities—and have no intention—to do so. We currently rely on and expect to do so for the foreseeable future third-party manufacturers and/or suppliers to supply our products. Reliance on third-party manufacturers and suppliers entails risks to which we would not be subject if we manufactured our products ourselves, including:

•	Reliance on third-parties for manufacturing process, development, regulatory compliance, and quality assurance;

•	Limitations on supply availability resulting from capacity and scheduling constraints of third-parties;

•	The possible breach of manufacturing or supply agreements by third-parties because of factors beyond our control; and

•	The possible termination or non-renewal of the manufacturing or supply agreements by the third party, at a time that is costly or inconvenient to us.

If we do not maintain our key manufacturing and/or supplier relationships, we may fail to find replacement manufacturers or suppliers, and we do not intend to develop our own manufacturing capabilities. If we do find replacement manufacturers or suppliers, we may not be able to enter into agreements with them on terms and conditions favorable to us, and there could be a substantial delay before we could find other sources or other products to sell. The FDA and other foreign regulatory authorities require manufacturers of our A.C. Products at the facilities with the certified good manufacturing practice (“cGMP”). The FDA and corresponding foreign regulators also inspect these facilities to confirm compliance with current standards. Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays, or a situation where the contractor may not be able to maintain compliance with the applicable good manufacturing practice requirements. Any failure to comply with such requirements, or other FDA and comparable foreign regulatory requirements, could adversely affect our ability to obtain and sell our products.

We depend on single-source suppliers for some of the products we sell.

Some of our products are currently provided by only one vendor, or a single-source supplier. In addition, we do not have long-term contracts with our third-party suppliers of some of the products we sell, and we do not carry a significant inventory of most of our products. Establishing additional or replacement suppliers for these products could take a substantial amount of time. We may also have difficulty obtaining similar products from other suppliers that are acceptable to the FDA or foreign regulatory authorities. Furthermore, since some of these suppliers are located in the United States and we are located in Taiwan, we are subject to export and import laws and customs and tariff regulations, which could complicate and delay shipments to us.

If we must switch to replacement suppliers, we will face delays, and the delivery of our products could be interrupted for an extended period. Our dependence upon others for the manufacture of our products may adversely affect our future profit margins.

16

Laws and regulations that could affect the business in which we operate may be enacted, which could result in a delay or cessation of our marketing and sales activities, or the imposition of additional costs that could hinder our ability to achieve and maintain profitable operations.

Current laws and regulations with respect to our business, and additional laws and regulations that may be enacted in the future, could impose new and/or unexpected operational considerations or constraints upon us. Complying with existing laws or regulations may require significant time and resource allocation. We must remain cognizant of the legislative and regulatory landscape in the countries in which we operate. Compliance with these regulations, when applicable, increases the research and development and production costs, and could make our proposed products and services less attractive to potential customers.

Because we sell and distribute all of our products outside of the U.S. and purchase some products in the U.S., the Company is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect the Company’s revenue and cost of doing business in Taiwan.

We sell and distribute all of our products outside the U.S. and purchase some products in the U.S. U.S. or Asian economic downturns may affect our results of operations in the future. Additionally, other facts relating to the operations of the Company’s business outside of the U.S. may have a material adverse effect on the Company’s business, financial condition and results of operations, including:

•	international economic and political changes;

•	the imposition of governmental controls or changes in government regulations, including tax laws, regulations, tariffs and treaties;

•	changes in, or impositions of, legislative or regulatory requirements regarding the nutraceutical industry;

•	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;

•	restrictions on transfers of funds and assets between jurisdictions; and

•	China- Taiwan geo-political instability and China-U.S. political instability.

As the Company continues to operate its business globally, its success will depend in part, on its ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially and adversely affect the Company’s business, financial condition and results of operations.

17

We depend on our key management personnel for our future success.

Our success depends largely on the skills of our key management and sales and marketing personnel. The loss of one or more of our key management and sales and marketing personnel may materially and adversely affect business and results of operations. We do not maintain key person insurance for any of our employees. We cannot guarantee that we will be able to replace any of our key management personnel in the event that their services become unavailable.

 The lease for our principal office in Taipei may be terminated due to our use of the premises.

We have a lease agreement (the “Taipei Lease”) for our principal office in Taipei for a period of two years ending June 14, 2021. Article 8 of the Taipei Lease provided that the leased premises should be used for residential purposes only; however, we use the premises for business operations. The lessor of the Taipei Lease shall have the right to terminate such Lease as stated therein. If the lessor of our Taipei Lease chooses to do so, we will have very limited time to find a new space for our office and we cannot ensure that we will be able to find a new space successfully or on commercially reasonable terms. Any abrupt changes of our Taipei Lease may cause material disturbance to our business and therefore adversely affect the results of our operations.

Our executive officers beneficially own a significant percentage of our outstanding capital stock, and will have the ability to significantly influence our affairs.

Our chief executive officer, He-Siang Yang, beneficially owns approximately 13.5% of our issued and outstanding common stock, and our Director and General Manager, Yu Cheng Yang, beneficially owns approximately 40.5% of our issued and outstanding common stock. Mr. He-Siang Yang is the father of Mr. Yu Cheng Yang. By virtue of their holdings, these persons may significantly influence the election of the members of our board of directors, our management, and our affairs, and other corporate transactions (such as mergers, consolidations, or the sale of all or substantially all of our assets) that are submitted to shareholders for approval, and that may not be favorable from our standpoint or that of our other shareholders.

We only have a limited number of employees to manage and operate our business.

As of the date of this prospectus, we employ a total of nine full-time employees. We cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all of the objectives that we otherwise would seek to accomplish.

We may be subject to product liability claims, and may not have sufficient product liability insurance to cover any such claims, which may expose us to substantial liabilities.

We may be exposed to product liability claims from users of our products. [We currently do not have any product liability insurance.] It is possible that any product liability insurance coverage we obtain will be insufficient to protect us from future claims. Further, we may not be able to obtain or maintain insurance on acceptable terms, or guarantee that such insurance would be sufficient to cover any potential product liability claim or recall. Failure to obtain or maintain sufficient insurance coverage could have a materially adverse effect on our business, prospects, and results of operations if claims are made that exceed our coverage.

18

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Notwithstanding the above, we are also currently a “smaller reporting company.” Similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings ; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

19

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results.

Pursuant to Section 404 of the Sarbanes-Oxley Act, our management is required to report upon the effectiveness of our internal control over financial reporting. When and if we become a “large accelerated filer” or an “accelerated filer” and are no longer a “smaller reporting company,” each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. For so long as we remain a smaller reporting company, however, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to smaller reporting companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer a smaller reporting company, or if, prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation.

If we discover material weaknesses or other deficiencies in our internal control and accounting procedures, our stock price could decline significantly, and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or if we fail to remediate the material weaknesses or other deficiencies in our internal control and accounting procedures in a timely fashion, our stock price could decline significantly, and raising capital could be more difficult. Moreover, effective internal controls are necessary for us to produce reliable financial reports, and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Our internal computer systems, or those of our third-party service providers, licensees, licensors, collaborators, or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption in our business and operations.

Despite the implementation of security measures, our internal computer systems and those of our current and future service providers, licensees, licensors, collaborators, and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war, and telecommunication and electrical failures. While we are not aware of any such material system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and business operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities.

20

If we are unable to maintain our sales and marketing capabilities, our business may be harmed.

We have a very small sales and marketing staff. To be successful in selling our products, we must have a sufficient sales and marketing infrastructure. Our sales force competes with the experienced and well-funded marketing and sales operations of our larger and more established competitors.

We depend on our officers, and if we are not able to retain them or recruit additional qualified personnel, our business will suffer.

Due to the specialized knowledge each of our officers possesses with respect to our business and operations, the loss of service of any of our officers could delay or prevent the successful implementation of our business plan. Each of our officers may terminate their employment without notice and without cause or good reason. We currently do not have any employment agreements with any of the officers or employees.

We may become subject to claims of infringement of the intellectual property rights of others, which could prohibit us from developing our treatment, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages.

We currently do not own or have any right in any patents. Third parties could assert that our products infringe upon their patents or other intellectual property rights. Whether a process, product or technology infringes upon a patent or other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. We cannot be certain that we will not be found to have infringed upon the intellectual property rights of others. Because patent applications may remain unpublished for certain periods of time and may take years to be issued as patents, there may be applications now pending of which we are unaware, and/or that do not currently contain claims of concern but may later result in issued patents that our products will infringe upon. There may be existing patents that our products infringe upon, of which infringement we are not aware. Third parties could also assert ownership over our trademarks and other intellectual property. Such an ownership claim could cause us to incur significant costs to litigate the ownership issues. If an ownership claim by a third party were upheld as valid, we may be unable to obtain a license from the third party on acceptable terms, to continue to use or sell technology, trademarks or other intellectual property free from claims by that third party of infringement upon the third party’s intellectual property. Intellectual property law in some jurisdictions outside the United States is uncertain, and, in many countries, is currently undergoing review and revisions. The laws of some countries do not protect some intellectual property rights to the same extent as United States laws.

21

RISKS RELATED TO OUR COMMON STOCK

Our shares are very thinly traded with wide share price fluctuations, low share process, and minimal liquidity.

Our shares of common stock began trading on the OTCQB market under the symbol “EOSS” since January, 2017, and have experienced limited trading activity. The share price may be volatile, with wide fluctuations in response to several factors, including:

•	Potential investors’ anticipated feelings regarding our results of operations;

•	Increased competition;

•	Our ability or inability to generate future revenues; and

•	Market perception of the future of development of the products and services we offer.

In addition, if our shares are quoted on another trading platform or exchange for which we qualify, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions such as recessions, interest rates, or international currency fluctuations. In addition, stocks traded over the OTC Markets quotation system are usually thinly traded, highly volatile, and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price, and cause the share price to drop below the price you pay in this offering.

Because we can issue additional shares of common stock, purchasers of our common stock may suffer immediate dilution, and may experience further dilution in the future.

We are authorized to issue up to 75,000,000 shares of common stock. As of October 1, 2019, 74,122,997 shares of common stock were issued and outstanding. Our board of directors has the authority to mandate the issuance of additional shares of common stock without the consent of any of our shareholders as long as we have enough authorized common stock. Consequently, our shareholders may experience further dilution of their ownership in the Company in the future, which could have an adverse effect on the trading market for our common stock. We are in the process of acquiring the control stake in A-Best and will need the approval of our shareholders to increase the number of authorized shares of our Common Stock to consummate the transactions contemplated in the Stock Purchase Agreement. When and if we can and do issue additional shares of our Common Stock pursuant to the Stock Purchase Agreement with A-Best, the current majority shareholder of A-Best, our existing shareholders may suffer immediate dilution.

22

We have not paid cash dividends in the past, and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock, and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

If we are not successful in listing our common stock on the Nasdaq Capital Market or other national securities exchanges, our common stock is deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the Nasdaq Capital Market or other national securities exchanges, and trades at less than $4.00 per share (other than companies that have had average revenue of at least $6,000,000 for the last three years, or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stocks to persons other than “established customers” complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules, and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities. We intend to apply to have our common stock listed on the Nasdaq Capital Market under the symbol “[ ].” Our current common stock price does not meet the minimum bid price requirement of the Listing Rules of the Nasdaq Capital Market. We may effect a reverse stock split in the future to enhance our stock trading price. However, there is no guarantee that our common stock price will meet the minimum bid price requirement of the Listing Rules of the Nasdaq Capital Market after the reverse stock split. We cannot provide any assurance whether and when such listing may be achieved.

23

Our stock price may be volatile; you may not be able to resell your shares at or above your purchase price.

The market prices for our securities and the securities of companies similar to ours have been highly volatile, with price and volume fluctuations, and may continue to be highly volatile in the future. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock, some of which are beyond our control:

•	Announcements of new commercial products by our competitors or us;

•	Our issuance of equity or debt securities, or disclosure or announcements relating thereto;

•	Developments concerning proprietary rights;

•	Regulatory developments in the United States and foreign countries;

•	Litigation;

•	Economic and other external factors, or other disasters or crises; or

•	Period-to-period fluctuations in our financial results.

Anti-takeover provisions may impede the acquisition of our Company.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. But certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so, which could cause our stock price to decline.

RISKS RELATED TO THIS OFFERING

Investors in this offering will suffer immediate and substantial dilution.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $[______] per share at minimum, or $[______] per share at maximum in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

24

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a materially adverse effect on our business and cause the price of our common stock to decline.

Future sales or issuances of our common stock may cause the market price of our common stock to decline.

The sale of substantial amounts of our common stock, whether directly by us or in the secondary market by existing security holders (including holders of our outstanding warrants and convertible debt), as well as the perception that such sales could occur, or the availability for future sale of shares of our common stock or securities convertible into (or exchangeable or exercisable for) our common stock could materially and adversely affect the market price of our common stock, and our ability to raise capital through future offerings of equity or equity-related securities. Any such sales may result in significant dilution to our existing shareholders, including you. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which will result in additional dilution to you.

There is no guarantee that we will be accepted for listing on the Nasdaq Capital Market. If we are accepted, but are not at any point able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Market, the Nasdaq Capital Market could delist our common stock.

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “[____]”. Although we believe we will satisfy the Nasdaq Capital Market listing requirements, no assurance can be given that such listing will be achieved in a timely manner, or at all. In the event we successfully list our common stock on the Nasdaq Capital Market, in order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our common stock is delisted from the Nasdaq Capital Market and is not eligible to be listed on another national securities exchanges, trading of our common stock could be conducted in the over-the-counter market, or on an electronic bulletin board established for unlisted securities such as the OTC Pink or OTCQB. In such event, it could become more difficult to dispose of or obtain accurate price quotations for our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

If our common stock is not listed on a national securities exchange, compliance with applicable state securities laws may be required for current and subsequent offers, transfers, and sales of the shares of common stock offered hereby.

The securities offered hereby are being offered pursuant to one or more exemptions from registration and qualification under applicable state securities laws. We intend to have our common stock listed on the Nasdaq Capital Market under the symbol “[____]”. Although we believe we will satisfy the Nasdaq Capital Market listing requirements, no assurance can be given that such listing will be achieved in a timely manner, or at all. No assurance can be given that our application will be approved, and as such we are not required to register or qualify in any state the subsequent offer, transfer, or sale of the common stock, until such time as is necessary. If our common stock does not qualify for listing on the Nasdaq Capital Market or is delisted from the Nasdaq Capital Market and is not eligible to be listed on another national securities exchange, subsequent transfers of the shares of our common stock offered hereby by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of shares to register or qualify the shares for any subsequent offer, transfer, or sale in the United States, or to determine that any such offer, transfer, or sale is exempt under applicable state securities laws.

25

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

•	risks and uncertainties associated with the sales of our selected products;

•	the potential market opportunities for commercializing the speakers designed by A-Best;

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

•	the implementation of our business model and strategic plans for our business and drug candidates;

•	the initiation, cost, timing, progress and results of future projects, such as the collaboration possibility with New Huang Pu ;

•	the terms of future IP licensing arrangements with A-Best, and whether we can enter into such arrangements at all;

•	timing and receipt or payments from our customers;

•	regulatory developments in the United States, Taiwan and other countries;

•	the performance of our third party suppliers and manufacturers;

•	financial stability of our top customers and our business relationship with those top customers;

•	the success of competing products;

•	the financial and operational stability of our suppliers;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

26

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described herein and the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on April 15, 2019, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

27

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[] million at minimum, and $[] million at maximum from the sale of our Common Stock, after deducting underwriting commissions, if applicable, and the estimated offering expenses payable by us. These estimates are based upon an assumed public offering price of US$[] per share, the price shown on the front cover page of this prospectus.

A $1.00 increase (decrease) in the assumed public offering price of $[] per share would increase (decrease) the net proceeds to us from this offering by approximately $[] million at minimum and $[] million at maximum, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting commissions and offering expenses.

We plan to use the net proceeds of this offering for the business development purposes, which may include, but not limited to, developing the water purifying project in mainland China, recruiting more employees and sales representatives, developing the A-Best ceramic speakers, expanding our offices in mainland China and general working capital.

The following chart provides the approximate distribution of proceeds from this offering in the event that we are able to raise $8 million, $14 million, and $20 million.

Use of Proceeds	Capital Raised		$8,000,000		$14,000,000		$20,000,000
Net proceeds after deduction of underwriting discounts, if applicable		$		$		$
I. Water Purifying Project
Manufacturing cost of the water purifying systems and machines	Estimated cost		$3,000,000		$4,500,000 with additional high-end water purifying systems		$4,500,000 with additional high-end water purifying systems
Leasing and developing offices in China ( including recruiting and salary expenses and general office overheads)	Estimated cost		$1,500,000		$3,000,000 With more office locations in China		$4,000,000 With more office locations in China
Sales and marketing expenses for the water purifying project	Estimated cost		$500,000		$500,000		$3,000,000 with increased advertising and sales efforts
II. A-Best Ceramic Speakers
Manufacturing cost of the speakers	Estimated cost		$2,000,000		$3,000,000 with more manufacturing lines		$4,500,000 with more manufacturing lines and equipment
Research and development (“R&D”) cost of A-Best speakers	Estimated cost		$700,000		$1,500,000 with more R&D engineers		$1,500,000 with more R&D engineers
Sales and marketing expenses for A-Best Speakers	Estimated cost		$300,000		$1,500,000 with increased advertising and sales force		$1,500,000 with increased advertising and sales force
III. Marketing and Sales for Dietary Supplements and Skin Care Products	Estimated cost						$1,000,000
Estimated Total Cost			$8,000,000		$14,000,000		$20,000,000

28

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our development efforts of A-Best speakers, the progress of the water purifying machine project and collaboration with our strategic partners on this project, and the competitive environment for our products in mainland China, Taiwan, Hong Kong and other Asian countries and regions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never paid our holders of Common Stock any cash dividends, and currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends to the holders of our Common Stock will be at the discretion of our Board of Directors.

29

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019. Such information is set forth on the following basis:

•	on an actual basis;

•	on a pro forma basis; and

•

on a pro forma as adjusted basis to reflect the sale by us of [ ] shares at minimum and [ ] shares at maximum of Common Stock in this offering at a assumed public offering price of $[ ] per share, after deducting underwriting commissions if applicable and estimated offering expenses.

You should consider this table in conjunction with “Description of Securities” on page 79 and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

As of June 30, 2019

Pro Forma
		Pro Forma		As Adjusted
	Actual	Minimum	Maximum	Minimum	Maximum
Cash and cash equivalents	$	$
Shareholders’ equity:
Share capital:

Share of Common Stock, $.001 par value per share, 75,000,000 shares authorized, 74,122,997 shares issued and outstanding, actual; share of Common Stock, $.001 par value per share, 75,000,000 shares authorized, 74,122,997 shares issued and outstanding, pro forma; share of Common Stock, $.001 par value per share, 75,000,000 shares authorized, 74,122,997 shares issued and outstanding, pro forma as adjusted

Additional paid-in capital
Accumulated deficit
Other comprehensive income
Treasury stock
Noncontrolling interest
Total shareholders’ equity(deficit)

Total capitalization	$	$	$	$	$

30

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering. The pro forma net tangible book value of our Common Stock as of June 30, 2019 was $ [] million, or $ [] per share. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of outstanding Common Stock.

After giving effect to the receipt of the net proceeds from our sale of [] shares at minimum, and [] at maximum of Common Stock in this offering at an assumed public offering price of $ [] per share, as set forth on the cover page of this prospectus, after deducting underwriting discounts if applicable and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2019 would have been $[] million at minimum, or $[] million at maximum, or $[] per share at minimum, or $[] per share at maximum. This represents an immediate increase in pro forma as adjusted net tangible book value of $[] per share at minimum, or $[] per share at maximum to existing stockholders and an immediate dilution of $[] per share at minimum, or $[] per share at maximum to new investors purchasing Common Stock.

The following table illustrates this dilution on a per share basis to new investors:

Per Share
	Minimum	Maximum
Assumed public offering price per share	$
Net tangible book value per share as of June 30, 2019	$
Pro forma net tangible book value per share of Common Stock	$
Pro forma net tangible book value per share, after giving effect to this offering	$
Amount of dilution in pro forma net tangible book value per share of Common Stock to new investors in this Offering	$

A $1.00 increase (decrease) in the assumed public offering price of $[] per share of Series A Convertible Preferred Stock, which is set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $[] per share at minimum, and $[] per share at maximum, and the dilution to new investors by $[] per share at minimum, and $[] per share at maximum, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting commissions and estimated expenses payable by us. Similarly, each increase (decrease) of one million shares in the number of shares of Common Stock offered by us would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $[] per share at minimum, and $[] per share at maximum, and the dilution to new investors by $[] per share at minimum, and $[] per share at maximum, assuming the assumed public offering price remains the same and after deducting underwriting discounts and commissions if applicable and estimated expenses payable by us.

31

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

EOS Inc. markets and distributes a variety of consumer products selected based on its understanding of the demand for each of its products. EOS conducts its business primarily in Asia, including the People’s Republic of China (“PRC”), Taiwan, Singapore and Malaysia. The principal products that EOS markets and sells through its subsidiaries include Nine Layer Transformation Hair Cream, Deep Seawater Mineral Extract, and Lifegenes & Youthgenes. EOS distributed water purifying machines in the past and is exploring new distribution and wholesale models for the water purifying machines of the new generation.

EOS was incorporated under the laws of the State of Nevada on April 3, 2015. EOS BVI was incorporated under the laws of British Virgin Islands on September 20, 2018. Maosong Trading was incorporated under the laws of PRC on March 1, 2019. A-Best was incorporated under the laws of Taiwan on March 1, 1994. Emperor Star was formed under the laws of Taiwan on November 16, 2015. Emperor Star, A-Best, Maosong Trading and EOS BVI are four operating Subsidiaries of the Company.

On May 3, 2017, the Company entered into and closed a Share Purchase and Sale Agreement (the “Purchase Agreement”) with Emperor Star to acquire all issued and outstanding shares of Emperor Star in consideration of $30,562 in cash. As a result of the transaction, Emperor Star became the Company’s wholly owned subsidiary. Upon consummation of the transaction, the Company has assumed the business of Emperor Star and ceased to be a shell company. Yu-Hsiang Chia currently serves as the officer and director of Emperor Star.

Distribution Agreement

On May 1, 2015, we entered into a written Distribution Agreement with A.C. pursuant to which we have an exclusive right to market and distribute in Taiwan and non-exclusive right to market and distribute in Hong Kong and mainland China certain skin care products manufactured by A.C. for a period of five years (the “AC Distribution Agreement”). Pursuant to the provisions of the AC Distribution Agreement, we market and promote the A.C. Products as defined therein in Taiwan.

On April 30, 2018, we, through our Emperor Star, entered into a distribution agreement (the “Cosminergy Distribution Agreement”) with Cosminergy Hitech Development Co., Ltd. (Cosminergy”) pursuant to which we started purchasing a type of water purifying machines from Cosminergy and reselling the water purifying machines in certain Asian areas and countries. The Cosminergy Distribution Agreement expired on April 30, 2019 and we did not choose to renew it.

Acquisition of A-Best

As disclosed in a current report on Form 8-k filed with the SEC on August 13, 2019, the Company, A-Best, and Mr. Ing-Ming Lai, the principal shareholder and Chief Executive Officer of A-Best, entered into the Stock Purchase Agreement dated August 7, 2019, pursuant to which the Company shall acquire 31% of the issued and outstanding equity interest in A-Best (the “Acquisition”) and as consideration issue ten million (10,000,000) shares of its Common Stock to Mr. Ing-Ming Lai and pay Mr. Ing-Ming Lai fifty-five million (55,000,000) NTD, subject to the terms of the Stock Purchase Agreement. The Company currently owns 20% of the issued and outstanding equity interest in A-Best as of the date of this prospectus. The parties to the Stock Purchase Agreement are in the process of completing the stock issuance process and closing the Stock Purchase Agreement as of the date of this Prospectus. Upon consummation of the Stock Purchase Agreement, the Company shall hold a sum of 51% of the issued and outstanding equity interest in A-Best. There can be no assurance that we and A-Best will complete the Stock Purchase Agreement as expected or at all.

32

Revenue Generation

During the years ended December 31, 2018 and 2017, we generated $1,777,945 and $1,509,880 in revenues, respectively, primarily from the sales of nutrition supplements, skin care products, and water purifying machines.

Critical Accounting Policies and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Principles of Consolidation

The accompanying unaudited consolidated financial statements, including the accounts of EOS Inc. and its wholly owned subsidiaries in Taiwan and British Virgin Islands have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company and Emperor Star are entities under common control prior to the acquisition of Emperor Star, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of Emperor Star were transferred to the Company at their respective carrying amounts on the date of transaction. The Company has recast prior period financial statements to reflect the conveyance of Emperor Star’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

The functional currency of the subsidiaries in Taiwan is the New Taiwan dollars, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Classification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net income nor retained earnings.

33

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. An impairment loss is recognized in the statement of income, as are subsequent recoveries of previous impairments.

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value (NRV) is defined as estimated selling prices less costs of completion, disposal, and transportation. Inventory consists mainly of finished goods held for resale. Cost is determined on a weighted average cost method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Property and Equipment

Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally is five years. Depreciation expense is $2,510 and $1,143 for the years ended December 31, 2018 and 2017, respectively.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve breakeven operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist.

34

Revenue Recognition

During the fiscal year 2018, the Company has adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018. The Company recognized the cumulative effect of applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing sales contracts as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Merchandise Sales: The Company recognizes sales revenues from merchandise sales when customers obtain control of the Company’s products, which typically occurs upon delivery to customer. Merchandise sales revenues are recorded at the sales price, or “transaction price”.

Trade discount and allowances: The Company generally does not provide invoice discounts on product sales to its customers for prompt payment.

Product returns: The Company generally does not provide customers with the right to return a product for a full or partial refund, a credit, or an exchange for another product.

To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

The following tables provide details of revenue by major products and by geography.

Revenue by Major Products

For the year ended December 31, 2018:
Nutrition supplement	$503,049
Skin care product	630,796
Water purifier machine	556,600
Software	86,320
Others	1,180
Total	$1,777,945

35

Revenue by Geography

For the year ended December 31, 2018:
Asia Pacific	$1,777,945
Total	$1,777,945

Advertising Costs

Advertising costs are expensed at the time such advertising commences. Advertising expenses were $13,299 and $50 for the years ended December 31, 2018 and 2017, respectively.

Post-retirement and Post-employment Benefits

The Company’s subsidiaries in Taiwan adopted the government mandated defined contribution plan pursuant to the Taiwan Labor Pension Act (the “Act”). Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $7,958 and $1,629 for the years ended December 31, 2018 and 2017, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

•	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

•	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

36

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, advance to suppliers, prepaid expenses, accounts payable, accrued expenses, and due to shareholders, approximate fair value because of to their relatively short maturities.

Net Income Per Share

Basic income per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents, and potentially dilutive securities outstanding during each period. For the years ended December 31, 2018 and 2017, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Concentration of Credit Risk

Cash and cash equivalents: The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes. Concentration of credit risk with respect to trade and notes receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas.

Customers: The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

For the year ended December 31, 2018, two customers accounted for more than 10% of the Company’s total revenues, representing approximately 69% and 16% of its total revenues, and 69% and 13% of accounts receivable in aggregate at December 31, 2018

Customer	Net sales for the year ended December 31, 2018	Accounts receivable balance as of December 31, 2018
A	$1,235,203	$1,263,833
B	279,405	237,980

37

For the year ended December 31, 2017, four customers accounted for more than 10% of the Company’s total revenues, represented approximately 39%, 25%, 24% and 12% of its total revenues, and 71%, 0%, 27% and 0% of accounts receivable in aggregate at December 31, 2017, respectively.

Customer	Net sales for the year ended December 31, 2017		Accounts receivable balance as of December 31, 2017
A	$582,973	*	$561,978
C	$371,043	*	$-
D	$365,815	*	$224,203
E	$186,266	*	$-

Suppliers: The Company’s inventory is purchased from various suppliers. For the year ended December 31, 2018, three suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 41%, 23%, and 16% of total net purchase, and 0% of accounts payable in aggregate at December 31, 2018, respectively:

Supplier	Net purchase for the year ended December 31, 2018	Accounts payable balance as of December 31, 2018
A	$50,529	$-
B	$28,371	$-
C	$19,620	$-

For the year ended December, 2017, three suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 45%, 33% and 17% of total net purchase, and 0%, 92% and 0% of accounts payable in aggregate at December 31, 2017, respectively:

Supplier	Net purchase for the year ended December 31, 2017	Accounts payable balance as of December 31, 2017
B	$123,878	$-
D	$92,046	$34,221
E	$45,941	$-

38

Foreign-currency Transactions

Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under Equity.

Translation Adjustment

The accounts of the Company’s subsidiaries were maintained, and their financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, Equity’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Comprehensive Income (loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its consolidated statements of operations and other comprehensive income (loss).

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, Leases (ASC 842), which was amended by ASU 2018-11, Leases (ASC 842): Targeted Improvements. The new guidance requires lessee recognition on the balance sheet of a right-of-use (ROU) asset and a lease liability, initially measured at the present value of the lease payments. It further requires recognition in the income statement of a single lease cost, calculated so that the cost of the lease is allocated over the lease term generally on a straight-line basis. Finally, it requires classification of all cash payments within operating activities in the statement of cash flows. The standard is effective for public companies for fiscal years beginning after December 15, 2018 and early adoption is permitted. The standard requires a transition adoption election using either 1) a modified retrospective approach with periods prior to the adoption date being recast or 2) a prospective adoption approach with a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods not recast. The Company anticipates adopting this standard with an effective date of January 1, 2019 using the prospective adoption approach. The Company has evaluated the changes from this standard to its future financial reporting and disclosures, and has designed and implemented related processes and controls to address these changes. The Company believes the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on its balance sheet for its office operating lease; and (2) providing significant new disclosures about its leasing activities related to the amount, timing and uncertainty of cash flows arising from leases. The Company is continuing its assessment, which may identify additional impacts this guidance will have on its financial statements and disclosures.

In December 2017, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 118 (as further clarified by FASB ASU 2018-05, Income Taxes (Topic 740): “Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”) to provide guidance for companies that may not have completed their accounting for the income tax effects of the Tax Cut and Jobs Act (“Tax Act”) in the period of enactment, which is the period that includes December 22, 2017. SAB No. 118 provides for a provisional one year measurement period for entities to finalize their accounting for certain income tax effects related to the Tax Act. SAB No. 118 provides guidance where: (i) the accounting for the income tax effect of the Tax Act is complete and reported in the Tax Act’s enactment period, (ii) the accounting for the income tax effect of the Tax Act is incomplete and reported as provisional amounts based on reasonable estimates (to the extent determinable) subject to adjustments during a limited measurement period until complete, and (iii) accounting for the income tax effect of the Tax Act is not reasonably estimable (no related provisional amounts are reported in the enactment period) and entities would continue to apply accounting based on tax law provisions in effect prior to the Tax Act enactment until provisional amounts are reasonably estimable. SAB No. 118 requires disclosure of the reasons for incomplete accounting additional information or analysis needed, among other relevant information. The Company is continuing to gather additional information to determine the final impact.

39

In February 2018, the FASB issued ASU No, 2018-02, “Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income”. The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating the impact of adopting this new guidance on its financial position, results of operations, statement of comprehensive income, and cash flows.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its financial statements.

Limited Operating History; Need for Additional Capital

We have no assurance that future financing will be available to us on acceptable terms, or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

If we are unable to raise additional capital to maintain our operations in the future, we may be unable to carry out our full business plan or we may be forced to cease operations.

40

The following discussion and analysis should be read in conjunction with the audited financial statements of the Company for the periods ended December 31, 2018 and 2017 and the unaudited financial statements of the Company for the periods ended June 30, 2019 and 2018 and accompanying notes that appear in this prospectus and the financial statements included in this Registration Statement.

Results of Operations

We expect we will require additional capital to meet our long term operating goals. We expect to raise additional capital through, among other things, the sale of equity or debt securities, but we cannot guarantee that we will be able to achieve the same.

Results of Operations — Year Ended December 31, 2018 Compared to Year Ended December 31, 2017.

The following table presents, for the period indicated, our consolidated statements of operations information, prior to the closing the Acquisition.

	For the Years Ended December 31,
	2018	2017
Net Sales
Net sales	$536,616	$3,783
Net sales – related parties	1,241,329	1,506,097
Total	1,777,945	1,509,880

Cost of sales	216,505	277,707

Gross profit	1,561,440	1,232,173

Selling, general and administrative expenses	547,680	351,040

Income from operations	1,013,760	881,133

Other income (expense)
Interest income	81	41
Other income	1,991	24
Other income – related parties	-	60,138
Gain (loss) on foreign currency exchange	31,288	(10,656
Total other income	33,360	49,547

Income before income tax provision	1,047,120	930,680

Income tax provision	17,795	39,708

Net Income	$1,029,325	$890,972

Comprehensive Income:
Net income	$1,029,325	$890,972
Foreign currency translation adjustment, net of tax	(24,019)	12,014
Comprehensive Income	$1,005,306	$902,986

41

Net Revenue

Net revenue was $1,777,945 for the year ended December 31, 2018, representing an increase of $268,065, or 17.75%, as compared to $1,509,880 for the year ended December 31, 2017. The increase was primarily due to the increase in sales of skin care products and water purifiers.

Cost of Sales

Cost of sales was $216,505 for the year ended December 31, 2018, representing a decrease of $61,202, or 22.03%, as compared to $277,707 for the year ended December 31, 2017. The decrease was mainly because the unit cost of water purifier products was lower than the skin care products and nutrition supplement products.

Gross Profit

Gross Profit was $1,561,440 for the year ended December 31, 2018, compared to $1,232,173 for the year ended December 31, 2017. Gross profit as a percentage of net sales was approximately 87.94% for the year ended December 31, 2018, compared to approximately 81.61% in the same period in 2017. The change in gross profit margin was because more skin care products and water purifiers with higher yield margin were sold during the year ended December 31, 2018.

Selling, General and Administrative Expenses

Selling, general and administrative expenses have increased to $547,680 for the year ended December 31, 2018, representing an increase of $196,640 or 56.02%, as compared to $351,040 for the year ended December 31, 2017. The increase in general and administrative expenses was primarily attributable to the increase in accounting, legal and professional fees of $80,000 and payroll expenses of $106,137.

Income (Loss) from Operations

Income (loss) from operations was $1,013,760 for the year ended December 31, 2018 compared to $881,133 for the year ended December 31, 2017, representing an increase of $132,627 or15.02%. The increase was mainly due to the increase in sales of higher yield margin skin care products and water purifiers, partially offset by the increase in selling, general and administrative expenses.

Other Income (expenses)

Other income (expenses) was $33,360 for the year ended December 31, 2018, as compared to $49,547 for the year ended December 31, 2017, reflecting a decrease of $16,187 or (32.67)%. The decrease was primarily attributable to the decrease in other income for service fees due from related parties, partially offset by the gain on foreign currency exchange.

Net Income (Loss)

As a result of the above factors, we had net income of $1,029,325 for the year ended December 31, 2018 as compared to $890,972 for the year ended December 31, 2017, representing an increase of $138,353 or 15.53%.

Liquidity and Capital Resources

Working Capital Summary

	As of December 31, 2018 ($)	As of December 31, 2017 ($)

Current Assets	1,927,538	833,633
Current Liabilities	299,092	215,528
Working Capital (Deficit)	1,628,446	618,105

42

Cash Flows

	Years Ended
	December 31,
	2018	2017

Cash Flows Provided by (Used in) Operating Activities	$13,505	$15,788
Cash Flows Used in Investing Activities	(2,869)	(35,664)
Net (Decrease) Increase in Cash During Period	$11,520	$17,476

Cash and cash equivalents were $36,130 at December 31, 2018 and $24,610 at December 31, 2017. Our total current assets were $1,927,538 at December 31, 2018, as compared to $833,633 at December 31, 2017. Our total current liabilities were 299,092 at December 31, 2018, as compared to $215,528 at December 31, 2017.

We had working capital of $1,628,446 at December 31, 2018, compared to working capital of $618,105 at December 31, 2017. The increase in working capital was primarily attributable to the increase in account receivables, partially offset by the increase in due to shareholders.

Cash Flow from Operating Activities

Net cash provided by operating activities was $13,505 during the year ended December 31, 2018, as compared to $15,788during the year ended December 31, 2017. The decrease in net cash flow provided by operating activities was primary attributable to the increase in accounts receivable, partially offset by the increase in net income and due to shareholders.

Cash Flow from Investing Activities

Net cash used in investing activities was $2,869 during the year ended December 31, 2018, as compared to $35,664 for the year ended December 31, 2017. The decrease in net cash used in investing activities mainly because we acquired all issued and outstanding shares of one of our subsidiaries in Taiwan in consideration of $30,562 in cash during the year ended December 31, 2017.

Cash Flow from Financing Activities

We did not have net cash flow provided by financing activities in the year ended December 31, 2018 and 2017.

Net change in cash and cash equivalents was an increase of $11,520 for the year ended December 31, 2018, as compared to a decrease of $17,476 for the year ended December 31, 2017.

Capital Expenditures

Total capital expenditures during the year ended December 31, 2018 and the year ended December 31, 2017 were $2,869 and $5,102, respectively.

Off-Balance Sheet Arrangements

As of December 31, 2018, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

43

Results of Operations — Six Months Ended June 30, 2019 Compared to June 30, 2018.

The following table presents, for the three months indicated, our consolidated statements of operations information.

	For the Six Months Ended June 30,
	2019	2018
Net sales	$57,805	$28,107
Net sales – related parties	180,367	397,065
Total	238,172	425,172

Cost of sales	44,821	51,400

Gross profit	193,351	373,772

Selling, general and administrative expenses	373,930	263,296

Income (loss) from operations	(180,579)	110,476

Other income (expense)
Interest income	48	39
Other income	-	2,032
Gain (loss) on foreign currency exchange	12,525	28,923
Gain (loss) on investment in equity securities	(2,426)	-
Total other income (expense)	10,147	30,994

Income (loss) before income tax provision	(170,432)	141,470

Income tax provision	-	25,295

Net income (loss)	$(170,432)	$116,175

Other Comprehensive Income (Loss):
Net income (loss)	$(170,432)	$116,175
Foreign currency translation adjustment, net of tax	(8,943)	(21,007)
Comprehensive Income (Loss)	$(179,375)	$95,168

44

Net sales

Net sales were $238,172 for the six months ended June 30, 2019, representing a decrease of $187,000, or 43.98%, as compared to $425,172 for the six months ended June 30, 2018. We experienced substantial decrease in net sales primarily because we did not sell water purifying machines when the distribution agreement expired in April 2019. We had sales of $41,800 from selling water purifying machines in the six months ended June 30, 2019, as compared to approximately $153,000 for the same products during the same period last year.

Cost of sales

Cost of sales was $44,821 for the six months ended June 30, 2019, representing a decrease of $6,579, or (12.80)%, as compared to $51,400 for the six months ended June 30, 2018. Such decrease was mainly due to the decrease in the sales of water purifying machines and nutrition products.

Gross profit

Gross profit was $193,351 for the six months ended June 30, 2019, compared to $373,772 for the same period in 2018. Gross profit as a percentage of net sales was approximately 81.18% for the six months ended June 30, 2019, compared to approximately 87.91% in the same period in 2018. The change in gross profit margin was because the lower gross margin product accounted for a higher proportion of sales for the six months ended June 30, 2019.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of office rent, salary and related costs for personnel and facilities, and professional service fees. Selling, general and administrative expenses were $373,930 for the six months ended June 30, 2019, representing an increase of $110,634, or 42.02%, as compared to $263,296 for the six months ended June 30, 2018. The increase in general and administrative expenses was primarily attributable to the increase in payroll expenses of approximately $107,000.

Income (loss) from operations

Income (loss) from operations was $(180,579) for the six months ended June 30, 2019 compared to income from operations of $110,476 for the six months ended June 30 2018, representing a decrease in other income of $291,055, or (263.46)%. Such decrease was primarily due to the decrease in sales of water purifying machines and nutrition products, and the increase in selling, general and administrative expenses.

Other income (expense)

Other income (expense) was $10,147 for the six months ended June 30, 2019, reflecting a decrease of $20,847, or (67.26)%, compared to $30,994 for the six months June 30, 2018. The decrease was mainly attributable to the decrease in gain on foreign currency exchange and the increase in loss on investment in equity securities accounting for the equity method.

Net Income (loss)

As a result of the above factors, our net income (loss) was $(170,432) for the six months ended June 30, 2019, as compared to net income of $116,175 for the six months ended June 30, 2018, representing a decrease of $286,607, or (246.70)%.

45

Liquidity and Capital Resources

Working Capital

	As of June 30, 2019($)	As of December 31, 2018($)
	(Unaudited)	(audited)
Current Assets	$1,611,722	$1,927,538
Current Liabilities	185,470	299,092
Working Capital (deficit)	$1,426,252	$1,628,446

Cash Flows

	Six Months Ended
	June 30,
	2019	2018
	(Unaudited)
Cash Flows Provided by (Used in) Operating Activities	$(30,146)	$32,472
Cash Flows Used in Investing Activities	(935)	(1,809)
Effect of exchange rate changes on cash and cash equivalents	(28,508)	29,703
Net (Decrease) Increase in Cash During Period	$(28,508)	$29,703

Cash and cash equivalents were $7,622 at June 30, 2019 and $36,130 at December 31, 2018. Our total current assets were $1,611,722 at June 30, 2019, as compared to $1,927,538 at December 31, 2018. Our total current liabilities were $185,470 at June 30, 2019, as compared to $299,092 at December 31, 2018.

We had working capital of $1,426,252 at June 30, 2019, compared to working capital of $1,628,446 at December 31, 2018. The decrease in working capital was primarily attributable to the decrease in cash and cash equivalents, accounts receivable, and accounts receivable-related parties, partially offset by the decrease in accounts payable and due to shareholders.

Cash Flow from Operating Activities

Net cash used in operating activities was $30,146 during the six months ended June 30, 2019, as compared to net cash provided by operating activities of $32,472 for the six months ended June 30, 2018. The decrease in net cash provided by operating activities in the amount of $62,618 was primary attributable to the increase in net loss and the decrease in due to shareholders, partially offset by the decrease in account receivable.

46

Cash Flow from Investing Activities

Net cash used in investing activities was $935 during the six months ended June 30, 2019, as compared to $1,809 for the six months ended June 30, 2018. The decrease in net cash used in investing activities in the amount of $874 was mainly due to the decrease in purchase of equipment.

Cash Flow from Financing Activities

We did not have net cash flow provided by financing activities during the six months ended June 30, 2019 and 2018.

Critical Accounting Policies

Principles of Consolidation

The accompanying unaudited consolidated financial statements, including the accounts of EOS Inc. and its wholly owned subsidiaries in Taiwan, British Virgin Islands, and People’s Republic of China, have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company and Emperor Star are entities under common control prior to the acquisition of Emperor Star, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of Emperor Star were transferred to the Company at their respective carrying amounts on the date of transaction. The Company has recast prior period financial statements to reflect the conveyance of Emperor Star’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

The functional currency of the subsidiaries in Taiwan is the New Taiwan dollars and the subsidiary in People’s Republic of China is the Chinese Yuan, or Renminbi, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, “NT$” and “NT dollars” mean New Taiwan dollars, and “RMB” means Chinese Yuan, or Renminbi.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Classification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net income nor retained earnings.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

47

Accounts Receivable

Accounts receivable are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. An impairment loss is recognized in the statement of income, as are subsequent recoveries of previous impairments.

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value (NRV) is defined as estimated selling prices less costs of completion, disposal, and transportation. Inventory consists mainly of finished goods held for resale. Cost is determined on a weighted average cost method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Property and Equipment

Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally is five years. Depreciation expense is $902 and $1,383 for the six months ended June 30, 2019 and 2018, respectively.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve breakeven operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist as of June 30, 2019 and December 31, 2018.

48

Long-term Equity Investment

The Company acquires equity investment to promote business and strategic objectives. The Company accounts for non-marketable equity and other equity investments for which the Company does not have control over the investees as:

•

Equity method investments when the Company has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gain (loss) on equity investments.

•	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of the Company’s non-marketable equity investments, and therefore the Company considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. The Company’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment

The Company’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

•

Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. The Company also considers specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. The Company records other-than-temporary impairments on marketable equity securities and marketable equity method investments in gain (loss) on equity investments.

•

Non-marketable equity investments based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gain (loss) on equity investments.

Revenue Recognition

During the fiscal year 2018, the Company has adopted FASB Accounting Standards Codification (“ASC”), Topic 606 (“ASC 606”), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018. The Company recognized the cumulative effect of applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing sales contracts as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

49

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Merchandise Sales: The Company recognizes sales revenues from merchandise sales when customers obtain control of the Company’s products, which typically occurs upon delivery to customer. Merchandise sales revenues are recorded at the sales price, or “transaction price”.

Trade discount and allowances: The Company generally does not provide invoice discounts on product sales to its customers for prompt payment.

Product returns: The Company generally does not provide customers with the right to return a product for a full or partial refund, a credit, or an exchange for another product.

To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

The following tables provide details of revenue by major products and by geography.

Revenue by Major Products

For the six months ended June 30, 2019:
Nutrition supplement	$61,668
Skin care product	130,190
Water purifier machine	41,799
Software	4,515
Total	$238,172

Revenue by Geography

For the six months ended June 30, 2019:
Asia Pacific	$238,172
Total	$238,172

50

Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption. For the comparative periods prior to adoption, the Company presented the disclosures which were required under ASC 840.

The Company applied the following practical expedients in the transition to the new standard and allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts

The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.

Use of hindsight

The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.

Reassessment of existing or expired land easements

The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.

Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.
Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The adoption of ASC 842 had no substantial impact on the Company’s consolidated balance sheets. The most significant impact was the recognition of the operating lease right-of-use assets and the liability for operating leases. Accordingly, adoption of this standard resulted in the recognition of operating lease right-of-use assets of $8,235 and operating lease liabilities of $8,235 on the condensed consolidated balance sheet as of January 1, 2019. The adoption of ASC 842 did not result in a cumulative-effect adjustment to the opening balance of accumulated deficit.

In addition, the adoption of the standard did not have a material impact on the Company’s results of operations or cash flows. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in Selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

51

Advertising Costs

Advertising costs are expensed at the time such advertising commences. Advertising expenses were $22,321 and $1,958 for the six months ended June 30, 2019 and 2018, respectively.

Post-retirement and Post-employment Benefits

The Company’s subsidiaries in Taiwan adopted the government mandated defined contribution plan pursuant to the Taiwan Labor Pension Act (the “Act”). Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $4,000 and $3,965 for the six months ended June 30, 2019 and 2018, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

•

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

•

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, inventory, advance to suppliers, prepaid expenses, accounts payable, accrued expenses, and due to shareholders, approximate fair value because of to their relatively short maturities.

52

Net Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents, and potentially dilutive securities outstanding during each period. For the six months ended June 30, 2019 and 2018, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Concentration of Credit Risk

Cash and cash equivalents: The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions in Taiwan, but these investments may be in excess of the insurance limits of Taiwan Central Deposit Insurance Corporation (the “TCDIC”). The Company does not enter into financial instruments for hedging, trading or speculative purposes. Concentration of credit risk with respect to trade and notes receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas. The Company has not experienced any losses in such accounts.

Customers: The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

For the six months ended June 30, 2019, one customer, a related party, accounted for more than 10% of the Company’s total revenues, representing approximately 76% of its total revenues, and 76% of accounts receivable in aggregate at June 30, 2019.

Customer	Net sales for the six months ended June 30, 2019		Accounts receivable balance as of June 30, 2019
A	$180,367	*	$1,143,557

For the six months ended June 30, 2018, one customer, a related party, accounted for more than 10% of the Company’s total revenues, represented approximately 93% of its total revenues and 83% of accounts receivable in aggregate at June 30, 2018, respectively.

Customer	Net sales for the six months ended June 30, 2018		Accounts receivable balance as of June 30, 2018
A	$394,016	*	$831,810

_______

*Related party transactions (See Note 4).

53

Suppliers: The Company purchases its inventories from various suppliers.

For the six months ended June 30, 2019, two suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 87% and 10% of total net purchase, and 0% and 100% of accounts payable in aggregate at June 30, 2019, respectively:

Supplier	Net purchase for the six months ended June 30, 2019	Accounts payable balance as of June 30, 2019
A	$34,561	$-
B	$3,821	$715

For the six months ended June 30, 2018, three suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 46%, 20% and 19% of total net purchase, and 57%, 0% and 0% of accounts payable in aggregate at June 30, 2018, respectively:

Supplier	Net purchase for the six months ended June 30, 2018	Accounts payable balance as of June 30, 2018
A	$23,799	$7,821
C	$10,158	$-
D	$9,548	$-

Foreign-currency Transactions

Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) and Renminbi (“RMB”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars and Renminbi, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment

The accounts of the Company’s subsidiaries were maintained, and their financial statements were expressed in New Taiwan Dollar (“NTD”) and Renminbi (“RMB”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NTD and RMB as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, common stock and additional paid-in capital are translated at the historical rates, and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity.

54

Comprehensive Income (loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its consolidated statements of operations and other comprehensive income (loss).

Recent Accounting Pronouncements

The Company has implemented all new pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial statements or results of operations.

Off-Balance Sheet Arrangements

As of June 30, 2019, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

55

BUSINESS

EOS is a Taiwan-based company in the wholesale and distribution business of selected consumer products. EOS together with its Subsidiaries study and research the features and competitive advantages of different products, evaluate the market needs for each of the products, develop the distribution channels for each type of products in Asian to market and distribute the products. EOS promotes the concept of healthy living and friendliness to the environment.

Business Overview

EOS Inc. markets and distributes a variety of consumer products selected based on its understanding of the demand for each of its products. EOS conducts its business primarily in Asia, including the People’s Republic of China (“PRC”), Taiwan, Singapore and Malaysia. The principal products that EOS markets and sells through its subsidiaries include Nine Layer Transformation Hair Cream, Deep Seawater Mineral Extract, and Lifegenes & Youthgenes.

Nine Layer Transformation Hair Cream is hair-coloring product that darkens the user’s hair color to brown or black while nourishing the hair. Deep Seawater Mineral Extract is a dietary supplement that is designed to enhance the overall health and appearance of the consumer. Both Lifegenes and Youthgenes are dietary supplements designed to improve the consumer’s health. The sales of Nine Layer Transformation Hair Cream and Deep Seawater Mineral Extract accounted for approximately 3% of our gross revenue during the year ended December 31, 2018 and 27% during the six months ended June 30, 2019, respectively. The sales of Lifegenes & Youthgenes accounted for approximately 20% of our gross revenue during the year ended December 31, 2018 and 25% during the six months ended June 30, 2019, respectively. The sales of household water purifying machines contributed to approximately one third of our revenue during the year ended December 31, 2018 and 18% during the six months ended June 30, 2019, respectively. The rest of our revenue came from sales of other dietary supplements and management software for those periods. EOS, through one of its wholly-owned subsidiaries, entered into a product supply agreement (“Fortune King Product Supply Agreement”) with Fortune King (HK) Trading Limited (“Fortune King”), a company formed under the laws of Hong Kong, to provide and sell any products that Fortune King orders from EOS and its subsidiaries. Pursuant to the Fortune King Product Supply Agreement, we agreed to provide products ordered by Fortune King within five business days from the order date and the products we sell should not expire within the next one year from the supply time. The Fortune King Product Supply Agreement became effective on October 1, 2018 and was extended to September 30, 2021. We provide marketing information on the products we sell and training services to Fortune King. During the year ended December 31, 2018 and six months ended June 30, 2019, the majority of EOS’ sales of Nine Layer Transformation Hair Cream, Deep Seawater Mineral Extract, Lifegenes, Youthgenes, and household water purifying machines were to Fortune King. As of June 30, 2019, Fortune King was a related party of us because the founder and officer of Fortune King was a shareholder of EOS. On or about June 30, 2019, the founder and officer of Fortune King transferred her equity interest in the Company and therefore Fortune King is no longer a related party to the Company. Fortune King distributes the products it purchases from us to representatives and retail stores primarily in mainland China and Hong Kong. In the year of 2018 and first half of 2019, Fortune King rented stores in Quanzhou, China and Singapore to sell house water purifying machines. We generally do not maintain large inventories of products because we do not order products for the wholesale customers until the wholesale clients place orders with us. All payments for products we sell through our wholesale channel must be paid in advance in cash. None of the products we distribute is seasonal.

56

In addition, EOS has recently formed an exclusive distribution relationship with A-Best Wire Harness & Components Co., Ltd. (“A-Best”) to market and distribute ceramic speakers globally and is acquiring the majority equity interest in A-Best pursuant to the Stock Purchase Agreement as described below. A-Best, a Taiwanese corporation and a 20% owned Subsidiary of the Company, is in the business of designing and developing high-performance ceramic speakers, primarily to be used as part of electronic devices. A-Best is currently focused on improving the speaker’s bass sound range to meet the requirements of the potential purchasers. Compal, Inc., an original design manufacturer for electronic devices of certain well-known brands, such as Sony, has tested A-Best speakers and requested A-Best to improve the bass of the speakers before it putting large orders. Meanwhile, EOS has invited two leading cell phone manufacturers to conduct preliminary testing on the module of the current generation A-Best ceramic speakers. EOS and A-Best plan to continue working with the potential purchasers to improve the sound quality and make adjustments to meet the specific requirements of each potential purchaser. Currently A-Best and EOS did not receive any order for the ceramic speakers.

In the past, EOS sold house water purifying machines through two of its wholly-owned subsidiaries, which generated substantial income for the Company. However, because our previous supplier could not provide the updated generation of the house water purifying machines, in April 2019 we decided not to renew the agreement with our supplier of the water purifying machines and therefore temporarily ceased this line of business. The Company still believes that the PRC and greater Asia region have need for clean water and that there is high demands for water purifying machines in the region. In the next six to twelve months, the Company hopes to reengage in reselling industrial and residential water purifying machines with a new distribution model. The Company is currently reviewing the PRC market to find a different distribution method to sell water purifying machines. It plans to form strategic relationship with a real estate company to sell water purifying machines to high-end apartment complexes and office buildings such real estate company builds in China. As of the date of this prospectus, EOS was in discussions with a local engineering company and a real estate company in Shanghai, China with the intent to provide comprehensive water purifying solutions to the apartment complexes and office buildings that the real estate company constructs in the future; however, no binding agreements have been reached and there can be no assurance that we will enter into any definitive agreements in the future on commercially reasonable terms or at all.

The Industry

The distribution and resale industry is robust in Taiwan. The most common distribution route in Taiwan moves products from suppliers to distributors, from distributors to retailers, and then from retailers to consumers. Some suppliers shorten distribution channels by distributing products directly through retailers. Foreign firms, especially small- and medium-sized companies, generally rely on agents to sell their merchandise to distributors.

Current Lines of Business

We purchase a variety of healthcare and skin care products from A.C. (USA), Inc. (“A.C.”), which is headquartered in the City of Industry, California and has offices in Taiwan. On May 1, 2015, we entered into a distribution agreement with A.C. (the “AC Distribution Agreement”) pursuant to which we have the exclusive right to promote, market, distribute and sell certain products manufactured by A.C. (“A.C. Products’) in Taiwan and non-exclusive rights to market and sell in Hong Kong and mainland China or as otherwise amended by A.C. and us for a period of five years from the date of execution. The AC Distribution Agreement provides us the right to advertise the A.C. Products and use the name of A.C. and the names of A.C. Products. We purchase Lifegenes and Youthgenes from A.C. We market and distribute A.C. Products to distributors and resellers in Asia, such as PRC, Singapore and Malaysia. We acquire the products from A.C.’s Taiwan warehouses and sell the majority of A.C. products to Fortune King, a wholesaler that accounts for approximately 90% of our sales volume of these A.C. Products, and the rest to small retail channels primarily in Southeast Asia and/ or to individuals . Lifegenes, Youthgenes, Nine Layer Transformation Hair Cream, and Deep Seawater Mineral Extract constitute our principal skin care and healthcare products, which collectively generated more than one third of our gross revenue during the year ended December 31, 2018 and the six months ended June 30, 2019. We order Nine Layer Transformation Hair Cream from Miracle Platform Co., Ltd. and sell most of it to Fortune King. We used to purchase Deep Seawater Mineral Extract from Yi Lin Co., Ltd. until July 2019 and currently purchase it from Shiun Ching Co., Ltd. We sell most of these products to Fortune King. All four products feature the healthy and organic concept. We target consumers who are well educated and aged from 30 to 50.

57

Lifegenes and Youthgenes

Lifegenes is a liquid dietary supplement that is designed to boost the consumer’s immune system and may bring health benefits to patients with high blood pressure, high cholesterol or diabetes, although Lifegenes is not proved to be used as a drug to treat any diseases. Consumers spray Lifegenes in their mouths and keep it for about five minutes in their mouths to absorb the spray. This spray delivery method of Lifegenes is called Epithelial Permeability System (“EPS”), a type of delivery technology that opens up the consumer’s paracellular pathway (the pathway between cells) temporarily to allow nanoparticles (particles existing on a nanometer scale) to pass through and as a result the nanoparticles can spread out in the consumer’s body quickly. Paracellular transport is in contrast to transcellular transport, where the substances travel through the cells. The main ingredients of Lifegenes include Fucoidan, which is a complex polysaccharide found in many species of brown seaweed, and B-glucans, which are types of fiber found in the cells of certain types of yeast, algae, bacteria, and fungi. As a dietary supplement, Lifegenes may benefit its user’s immune system and therefore reduce the possibility of user developing a cancer. Lifegenes may bring the following health benefits to its consumers:

•	Energize immunization and maintain health;
•	Trigger cancer cell self-destruction and inhibit the growth of new blood vessels for tumors;
•	Anti-inflammation;
•	Facilitate wound healing;
•	Detoxification and reduce the workload of livers; and
•	Improve the conditions of high blood pressure, high cholesterol, and diabetes patients.

58

Lifegenes has not been approved for sale as a drug or food in the PRC or elsewhere, but has passed the Taiwan Standard Global Services testing with respect to certain harmful particles. Lifegenes may bring the purported health benefits to its consumers; however, we cannot provide any assurance that consumers will improve their health condition or achieve any of the effects listed above by taking Lifegenes.

Lifegenes is administered by oral spray between the tongue and cheeks, twice per day. Lifegenes is proven to be safe because it has shown that it does not cause any side effects or negative effects due to its long-term use, is not inclined to trigger addiction, form habits or cause allergic reactions, or cause rejections by the consumer’s organs.

Youthgenes is another principal product that we purchase from A.C. Youthgenes contains certain derivative products of stem cells and incorporates the EPS delivery system to achieve a better absorption result. The key ingredients of Youthgenes include Amla (Indian gooseberry) and Epigallocatechin Gallate a polyphenol in green tea. Youthgenes purports to encourage cellular growth and multiplication, reinvigorate inactive mature stem cells, improve cellular functions and prolong cellular life. Youthgenes may bring the following health effects to its consumers:

•	Rejuvenate cells;
•	Improve metabolism;
•	Anti-aging;
•	Increase energy;
•	Reduce fatigue;
•	Improve physicality, regulate physiological function;
•	Reduce menstrual cycle cramping; and
•	Reduce negative symptoms from menopause.

Youthgenes has not been approved for sale as a drug or food in the PRC or elsewhere, but has passed the Taiwan Standard Global Services testing with respect to certain harmful particles. Youthgenes may bring the purported health benefits to its consumers; however, we cannot provide any assurance that consumers will improve their health condition or achieve any of the effects listed above by taking Youthgenes.

59

Nine Layer Transformation Hair Cream

Nine Layer Transformation Hair Cream is a hair dye product, all of the ingredients of which are herbal extracts and non-chemical. We believe this product is one of the most natural products to dye a person’s white hair to dark brown or black. The key active ingredients of this hair product are beet root enzyme, triacyl glyceride and squalene, which make a large number types of protein, including human hair, turn into brown or black when in contact. Nine Layer Transformation Hair Cream also contains ingredients that may provide nutrition to hair, such as aloe vera, fleece flower, and avocado oil. According to the Taiwan Standard Global Services testing reports, this hair cream does not contain p-Phenylenediamine (“PPD”) or Ammonium, which may be harmful to people’s health.

Deep Seawater Mineral Extract

60

Deep Seawater Mineral Extract is a dietary supplement that purports to enhance the overall health and appearance of the users. Deep Seawater Mineral Extract contains the following key ingredients: sea water, mineral spring water, lignite extract (including fossilized plants, lithothamnium calcareum extract, rice vinegar, and dissolved oxygen), amino acids and enzymes. Deep Seawater Mineral Extract contains no alcohol, glucose, or yeast, and is gluten-free. The Taiwan Food and Drug Administration has granted the import permission to Deep Seawater Mineral Extract to Taiwan.

A-Best Speakers

A-Best started its business as an original equipment manufacturer (“OEM”) for a Japanese ceramic speaker brand and learned the appealing features of ceramic speakers during the course of its manufacturing business. Due to technical obstacles, the Japanese ceramic speaker brand, A-Best’s then customer, abandoned the business line of ceramic speakers. However, in 2005, A-Best commenced its own research and development of ceramic speakers and in the next 14 years it overcame the sound range limitation for conventional ceramic speakers.

The current generation A-Best speakers have the following features:

•	Ceramic speakers are smaller than electromagnetic speakers. Our current smallest form factor module is 2.5mm (H) x 20mm (W) x 32mm (L).
•	100% waterproof: A-Best speakers can operate up to 50 meter deep in water. A-Best speakers can be used in the water as both output devices (generating sound in the water) and input devices (acting as microphones in the water).
•	No electromagnetic interference: ceramic speakers are proof from electromagnetic interference because its mechanical design does not relate to electromagnetic mechanism. Therefore, A-Best speakers can be placed near any electromagnetic wave generate devices, such as antennas.
•	Easy to manufacture and low cost: A-Best ceramic speakers do not require holes or drills on the enclosure for the sound to come out. Therefore, the manufacturing cost of A-Best speakers is generally lower than that of conventional speakers.
•	Surrounding sound effect can be realized by two small-sized ceramic speakers.
•	Bone conduction technology: A-Best ceramic speakers use bone conduction technology to convey sound so that people of hard of hearing can hear the sound at a low or normal volume.

61

The technologies of A-Best speakers are protected by its patents registered in Taiwan, PRC, and the U.S. The chart below lists all of the patents related to A-Best speakers’ technologies:

Patent Number	Jurisdiction	Status	Anticipated Expiration Date	Owners of the Patent
I 325729	Taiwan	granted	March 27, 2027	Su-Pei Yang and Ing-Ming Lai
US9906865B2	The United States	granted	May 16, 2036	Su-Pei Yang and Ing-Ming Lai
ZL 200710096335.8	PRC	granted	November 22, 2031	Su-Pei Yang and Ing-Ming Lai

The Company, A-Best and the patent owners, Su-Pei Yang and Ing-Ming Lai are in discussions about licensing the patents to A-Best or the Company as of the date of the prospectus. Ing-Ming Lai is the CEO and will become a minority shareholder of A-Best upon closing of the Acquisition of A-Best as stated below. EOS will own 51% of A-Best after the consummation of the Acquisition of A-Best.

Acquisition of A-Best

As disclosed in a current report on Form 8-k filed with the SEC on August 13, 2019, the Company, A-Best, and Mr. Ing-Ming Lai, the principal shareholder and Chief Executive Officer of A-Best, entered into the Stock Purchase Agreement dated August 7, 2019, pursuant to which the Company shall acquire 31% of the issued and outstanding equity interest in A-Best (the “Acquisition”) and as consideration issue ten million (10,000,000) shares of its Common Stock to Mr. Ing-Ming Lai and pay Mr. Ing-Ming Lai fifty-five million (55,000,000) NTD, subject to the terms of the Stock Purchase Agreement. The Company currently owns 20% of the issued and outstanding equity interest in A-Best as of the date of this prospectus.

The parties to the Stock Purchase Agreement are in the process of completing the stock issuance process and closing the Stock Purchase Agreement as of the date of this Prospectus. Upon consummation of the Stock Purchase Agreement, the Company shall hold a sum of 51% of the issued and outstanding equity interest in A-Best. There can be no assurance that we and A-Best will complete the Stock Purchase Agreement as expected or at all.

Business Under Development

We started marketing and distributing household water purifying machines in April 2018 and had sold approximately 1,000 units as of April 2019. We sold most of the water purifying machines to Fortune King, which resold the machines in its brick and motor stores in Quanzhou, China and Singapore. However, we ceased ordering the house water purifying machines from the previous supplier in April 2019 because that supplier did not carry the most updated water purifying machines. We still believe the water purification market in PRC will grow rapidly in the next five years. A Techsci Research report shows that China Ministry of Water Resources reported over 80% of ground water was unhealthy for drinking purposes because it contained heavy metals, toxic compounds and other contaminants more than the benchmarks due to industrialization and urbanization in China. The Techsci Research report stated that industrialization-related water pollution became rampant in many cities in Eastern China, such as Shanghai, Nanjing, Qingdao and Hangzhou, all of which are heavily populated and have high demand for clean water. We observed that the desire for heathier and cleaner living environment is booming in China as Chinese consumers have more disposable income. We believe that consumers in large cities in China would have great demand for water purifiers.

62

Based on our observations, we decided to focus on distributing water purifying machines in Eastern China. We are actively negotiating with New Huang Pu, a real estate company based in Shanghai, China, to install and maintain water purifying systems to commercial and office buildings that New Huang Pu develops in the future. New Huang Pu, founded in 1992, has been engaged in the real estate business, including without limitation housing renovation, housing mortgages, real estate brokerage, property management and other related services. New Huang Po has developed high-end residential and commercial buildings in Shanghai. With respect to the suppliers and installation services of water purifying machines, we have identified Mr. Chun-Yu Lai and his company Jiachengxing Technology Co., Ltd., which has more than twenty years of experience in installation and implementation of water filtration systems on a large scale (over 4,000 square feet). The Company and Mr. Lai Chun Yu’s team are currently negotiating the terms of a collaboration agreement. We cannot provide any assurance that we will reach any binding agreement with any party regarding this new water purifying project.

Business Model of the Water Purification Project

We expect the water purification project can bring two sources revenues: i) sales of the water purifying machines and initial installation fees and ii) maintenance fees and replacement of cartridges. The chart below illustrates the estimated revenue that water purifying machines in a residential building may generate for us.

Types of Income	Income	Gross Profit
Sales of water purifying machines and initial installation (one-time)	$700	$315
Annual maintenance service fee and replacement of cartridges (recurring)	$300	$270
Income and gross profit per apartment complex in the first year(1)	$2,000,000	$1,170,000
Income and gross profit per apartment complex per year after the completion of the first year(1)(2)	$600,000	$540,000

__________

(1)	Assuming the average number of units per apartment complex in China is 2,000 units.
(2)	Without taking into account the depreciation rate of water purifying machines.

63

We have not reached any definitive agreements with New Huang Pu or any supplier of the water purifying machines and neither can we provide any guaranty that we will enter into such agreements with any of the parties mentioned above or carry out the business plan of the water purification project. In addition, even if we are able to implement the business plan as expected, we cannot assure you that the water purification project will generate income and gross profits as projected above.

In addition, the Company and its Subsidiaries constantly seek new products to market and distribute in the Asia market. We are currently studying the viability of a heat-operated electric generator employing a unique heat radiation system but this product is at the stage of preliminary discussion.

Intellectual Property

Patents

We currently do not own or have any right in any patents. However, as stated in “Current Lines of Business”, the Company, A-Best and the patent owners, Su-Pei Yang and Ing-Ming Lai are in discussions about licensing the patents protecting A-Best speakers’ technologies to A-Best or the Company as of the date of the prospectus.

Trademarks

A-Best has registered the following trademark for A-Best:

Owner of the Mark	Mark	Jurisdiction	Valid Period
A-Best		Taiwan	Valid until September 30, 2027

Domain Names

We have registered the following domain names to operate our business websites:

Domain Name	Jurisdiction	Valid Period	Ownership	Status
http://eosinc999.us/	the United States	Until January 4, 2020	Eos, Inc.	Active
http://www.a-best.com.tw/

Except as discussed above, we do not have any intellectual property rights as of the date of this prospectus.

64

Corporate History and Structure

EOS was incorporated under the laws of the State of Nevada on April 3, 2015. EOS BVI was incorporated under the laws of British Virgin Islands on September 20, 2018. Maosong Trading was incorporated under the laws of PRC on March 1, 2019. A-Best was incorporated under the laws of Taiwan on March 1, 1994. Emperor Star was formed under the laws of Taiwan on November 16, 2015. Emperor Star, A-Best, Maosong Trading and EOS BVI are four operating Subsidiaries of the Company.

Our principal executive office is located at 7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District, Taipei City 10452, Taiwan. Our telephone number at our principal executive office is +886-2-2586-8300. Our corporate website is http://eosinc999.us/. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

Upon closing of the Acquisition, the Company shall have four wholly-owned subsidiaries and one majority-owned subsidiary. The following chart illustrates the corporate structure of EOS upon closing of the Acquisition.

65

Sales and Marketing

We are primarily a wholesale distribution company. We sell most of the products to Fortune King, a company formed under the laws of Hong Kong, pursuant to the Fortune King Product Supply Agreement. In accordance with the Fortune King Product Supply Agreement, we agreed to provide products ordered by Fortune King within five business days from the order date and the products we sell should not expire within the next one year from the supply time. The Fortune King Product Supply Agreement became effective on October 1, 2018 and was extended to September 30, 2021. We provide marketing information on the products we sell and training services to Fortune King. As of June 30, 2019, Fortune King was a related party of us because the founder and officer of Fortune King was a minority shareholder of EOS. On or about June 30, 2019, the founder and officer of Fortune King transferred her equity interest in the Company and therefore Fortune King is no longer a related party of the Company. Fortune King distributes the products it purchases from us to representatives and retail stores primarily in mainland China and Hong Kong. In the year of 2018 and first six months of 2019, Fortune King rented stores in Quanzhou, China and Singapore to sell house water purifying machines. In addition, we sell our products to small retailers and individuals in Southeast Asia.

Competition

The resale and distribution industry in Taiwan is highly competitive and evolves from time to time as the technologies and consumer trends change. Significant competitive factors in our industry include exclusive and diversified wholesale channels, well-trained sales personnel, competitive pricing, and appealing products.

We are a very small distribution company compared to other companies that we are competing against. Many of our current and potential competitors have substantially greater financial, technical and human resources than we do and significantly more experienced in the marketing, discovery and development of products, which could place us at a significant competitive disadvantage or deny us marketing exclusivity rights. Typically, our competitors will most likely have more capital resources to support their products than we do.

We anticipate that we will face intense and increasing competition when and as A-Best speakers enter the markets, as advanced technologies become available. We consider companies that sell and distribute speakers for consumers, households and industries our competitors. We deem the following companies as our competitors regarding the speaker business line: AAC Technologies Holdings Inc., Luxshare Precision Industry Co., Ltd., GoerTek Inc., and Merry Electronics Co., Ltd.

Competitive Advantages

We believe that we have the following competitive advantages:

•	Well-trained sales personnel: our sales and marketing employees have substantive experience in sales and marketing of consumer products;
•	Appealing products: we select the advanced products of the kind for resale. For instance, A-Best speakers are durable, water-proof, low-cost and highly shock-resistant.

Government Regulations

Other than the import and export regulations in the jurisdictions where we purchase and distribute products, we are not aware of any laws or governmental regulations on our business. When we select a product for distribution, we will ensure that such product can be legally resold in the jurisdictions where we intend to distribute. We believe that all of the products we distribute have the pertinent governmental approvals for marketing and distribution. We believe that we need Taiwan Standard Global Services testing results to show our dietary supplements do not contain harmful particles to sell before distributing such supplements in Taiwan. We have the Taiwan FDA certificate for the Deep Seawater Mineral Extract.

66

Properties

We do not own any real property. Our principal executive office is presently located at 7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District, Taipei City 10452, Taiwan (Republic of China). EOS’s Taiwan branch and Emperor Star operate from this Taipei location. Taiwan. Emperor Star and EOS Taiwan Branch entered into the office leases which commenced on June 15, 2019 and will end on June 14, 2021. The office occupies approximately 1,388 square feet and the average amount of office rent (including the maintenance fees) is approximately $2,016 per month. Before this location, our former principal executive office was at 372 Linsen N. Road, Suite 519, Zhongshan District, Taipei City, 104, Taiwan. Our then monthly rent for that office space was $1,280 and that lease expired on June 30, 2019.

A-Best operates its business at the address of 159 Songde Road, Building 13, Room 1, Xinyi District, Taipei, Taiwan. A-Best’s lease for that office space commenced on January 20, 2018 and will end on January 19, 2020 with a term of two years. The monthly rent for that office space is $1,451, excluding utilities and maintenance fees.

Maosong Trading rented its office at 55 Auna Road, Building 1, Suite 1316, Free Trade Zone, Shanghai, China. Maosong Trading occupies approximately 215 square feet. The term of the lease is three years, from January 3, 2019 to January 2, 2022, for an aggregate rental expenses of RMB 75,000 (equivalent to approximately $10,491 USD) for the entire term of the lease.

During the fiscal years ended December 31, 2017 and 2018, we paid approximately $15,450 and $15,350 for leasing our offices, respectively. During the six months ended June 30, 2019 and 2018, we paid approximately $8,700 and $7,200 for leasing our office spaces, respectively. Copies of our current leases for the Taipei and Shanghai locations are attached herein as Exhibits 10.5 and 10.6.

This prospectus does not discuss any affiliates of the Company that is not controlled by the Company, because such affiliates not controlled by the Company do not appear in our combined and consolidated financial statements.

Legal Proceedings

From time to time EOS and its Subsidiaries may become involved in legal proceedings and claims, or be threatened with other legal actions and claims, arising in the ordinary course of business relating to its intellectual property, product liability, regulatory compliance and/or marketing and advertising of its products. As of the date of this prospectus, EOS and its Subsidiaries were not involved or threatened with any legal actions and regulatory proceedings.

Environment

We seek to comply with all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operations or competitive position.

Employees

As of the date of this prospectus, EOS, including its Subsidiaries, had nine (9) full-time employees, located in Taiwan. The following table sets forth the number of our employees by function:

Number of
Functional Area	Employees
Senior management	3
Administration	3
Sales and marketing	2
Accounting	1
Total	9

EOS believes that it maintains a good working relationship with its employees. EOS offers its employees competitive benefits, including a pleasant and rewarding work environment, career-oriented training, and career growth opportunities. EOS did not experience any significant labor disputes.

67

MANAGEMENT

The following table lists the names, ages and positions as of the date of the prospectus of the individuals who serve as executive officers and directors of the Company prior to the completion of the Acquisition:

Name	Age	Title
He-Siang Yang	66	Chief Executive Officer (“CEO”), President, Chief Financial Officer (“CFO”), Secretary, Treasurer, and Chairman of the Board
Yu-Cheng Yang	38	Director and General Manager
Lai-Chen Kwok	74	Director

Set forth below is certain biographical information regarding each of our directors and executive officers as of the date of this prospectus.

He-Siang Yang, CEO, President, CFO, Secretary, Treasurer and Director, was appointed as the President, CEO, CFO, Secretary, Treasurer, and Director of the Company on April 3, 2017. Mr. Yang also served as the president of U-Power in Taipei, Taiwan, and performed duties normally associated with a president, including, but not limited to, business development, management, and business oversight. From 2015 to the present, Mr. Yang has been the president of EOS Trading Company Limited, a Hong Kong company. Mr. Yang obtained a Bachelor of Science degree in mathematics from the National Taiwan Ocean University in Taiwan.

Yu-Cheng Yang, Director and General Manager, was appointed as the President and sole director of the Company in April, 2015, until he resigned as President, Secretary, and Treasurer of the Company on April 3, 2017. Mr. Yang is also the sole director of EITB. From 2009 through 2015, Mr. Yang was on the board of directors of and employed by U-Power Co., located in Taipei, Taiwan, which was in the business of developing e-commerce platforms and related server maintenance. Mr. Yang’s duties with U-Power Co. were the development, implementation and management of various business policies. Mr. Yang graduated from Jin Wen University of Science and Technology in 2003 with a Bachelor’s Degree in Hotel Management.

Lai Chen Kwok, Director, was appointed as a Director of the Company. From 2008 through 2015, Ms. Kwok served as a financial planner at Prudential Hong Kong Limited, a Hong Kong insurance company. Ms. Kwok obtained a Bachelor of the Arts degree in English from the Overseas Chinese University, a private university in Taiwan.

Family Relationships

Mr. He-Siang Yang is the father of Mr. Yu-Cheng Yang.

Except as disclosed above, there are no family relationships among the executive officers and directors of the Company who are expected take office.

68

Legal Proceedings

Involvement in Certain Legal Proceedings

During the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

•

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

•

the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Code of Ethics

We do not currently have a Code of Ethics, but we plan to adopt one that obligates our directors, officers, and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Director Compensation

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director. Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

69

EXECUTIVE COMPENSATION

The following tables set forth, for each of the last two completed fiscal years of us, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers. The following table provides information regarding the named executive officers of ABVC during the fiscal year ended December 31, 2017 and 2018.

EXECUTIVE SUMMARY COMPENSATION TABLE BY THE COMPANY

Name and Principal Position	Year	Salary FY ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

He Siang Yang,	2018	19,913	-	-	-	-	-	-	19,913
CEO, President, CFO, Secretary,
Treasurer, and Director(1)	2017	-	-	-	-	-	-	-	-

We have not entered into any employment agreement with Mr. He Siang Yang as of the date of this prospectus.

Stock Option Plan

We have not adopted any incentive stock option plan as of the date of this prospectus. However, the compensation committee will manage any stock option plan we may establish in the future.

Option Exercises and Stock Vested

No options had been awarded by the Company as of December 31, 2018.

Compensation of Directors

We did not have any agreements for compensating our directors for their services in their capacity as directors as of December 31, 2018.

Pension, Retirement or Similar Benefit Plans

We do not have any defined benefit pension plans.

Employment Agreements

We have not entered into any employment agreements.

70

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 1, 2019 (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have ”beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District, Taipei City 10452, Taiwan. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of October 1, 2019, we had 74,122,997 shares of common stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially owned (1)
Officers and directors as a group
Yu Cheng Yang	30,000,000	40.47%
He Siang Yang	10,000,000	13.49%
Lai Chen Kwok	900,500	1.21%
All officers and directors as a group (3 persons)	40,900,500	55.18%
10% or more shareholders
Ing-Ming Lai (1)	10,000,000	13.49%
Total	50,900,500	68.67%

_________

(1)	Not included 10,000,000 shares of the Company’s common stock to be issued to Mr. Ing-Ming Lai upon consummation of the Acquisition of A-Best.

71

EOS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed consolidated balance sheet at June 30, 2019 of EOS Inc. and its subsidiaries (collectively “EOS”) gives effect to the acquisition of an aggregate of fifty-one percent (51%) equity securities in A-Best Wire Harness & Component Co., Ltd. (“A-Best”) pursuant to the Investment Cooperation Agreement dated on January 15, 2019 and the Purchase Agreement dated on August 7, 2019 (collectively “Purchase”) as if the Purchase had occurred on January 1, 2019. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 and for the six months ended June 30, 2019 were prepared assuming that the transactions described above were consummated as of the beginning of the periods presented.

Such unaudited pro forma financial information is based on the historical consolidated financial statements of EOS and A-Best and certain adjustments which EOS believes to be reasonable, to give effect of the Purchase, which are described in the notes to the statements below.

The unaudited pro forma financial information:

•

does not purport to represent what the consolidated results of operations actually would have been if the acquisition of 51% equity securities in A-Best had occurred on the beginning of the periods presented or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition of 51% equity securities in the A-Best had occurred on January 1, 2019.

•

has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of A-Best. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to A-Best. As a result, the actual amounts recorded in the consolidated financial statements of EOS will differ from the amounts reflected in the unaudited pro forma condensed consolidated financial statements, and the differences may be material.

72

EOS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2019

	Historical	Historical	Pro Forma		Consolidated
	EOS	A-Best	Adjustments	Note	Pro Forma
Assets
Current Assets
Cash and cash equivalents	$7,622	$212	$-		$7,834
Accounts receivable, net	351,268	-	-		351,268
Accounts receivable, net – related parties	1,146,045	-	-		1,146,045
Inventory, net	2,084	-	-		2,084
Advance to suppliers	76,541	-	-		76,541
Prepaid expenses and other current assets	28,162	24,420	-		52,582
Operating lease right-of-use assets – current	-	8,622	-		8,622
Total current assets	1,611,722	33,254	-		1,644,976

Property and equipment, net	7,574	1,004	-		8,578
Operating lease right-of-use assets	41,778	-	-		41,778
Security deposit	6,615	-	-		6,615
Long-term investment	30,000	-	(30,000)	(a), (b), (c)	-
Goodwill, net	-	-	-	(b)	-
Total Assets	$1,697,689	$34,258	$(30,000)		$1,701,947

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$715	$505	$-		$1,220
Accrued expenses and other current liabilities	56,660	6,666	-		63,326
Due to related parties	76,435	1,253,557	1,743,500	(a)	3,073,492
Income tax payable	30,262	-	-		30,262
Operating lease liabilities – current	21,398	8,622	-		30,020
Total current liabilities	185,470	1,269,350	1,743,500		3,198,320

Operating lease liabilities – noncurrent	20,380	-	-		20,380
Total liabilities	205,850	1,269,350	1,743,500		3,218,700

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value;75,000,000 shares authorized, 74,122,997 shares issued and outstanding	74,123	-	10,000	(a)	84,123
Paid-in capital	-	190,621	(190,621)	(b)	-
Additional paid-in capital	112,425	-	16,990,000	(a)	17,102,425
Retained earnings (accumulated deficit)	1,325,699	(1,371,198)	(18,041,751)	(b),(c),(d)	(18,087,250)
Accumulated other comprehensive income (loss)	(20,408)	(54,515)	73,245	(b)	(1,678)
Total stockholders’ equity (deficit)	1,491,839	(1,235,092)	(1,159,127)		(902,380)
Noncontrolling interest	-	-	(614,373)	(b),(d)	(614,373)
Total Equity (Deficit)	1,491,839	(1,235,092)	(1,773,500)		(1,516,753)

Total Liabilities and Stockholders’ Equity	$1,697,689	$34,258	$(30,000)		$1,701,947

73

EOS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Six Months Ended June 30, 2019

	Historical	Historical	Pro Forma		Consolidated
	EOS	A-Best	Adjustment	Note	Pro Forma
Net sales	$57,805	$8,555	$-		$66,360
Net sales – related parties	180,367	-	-		180,367
Total	238,172	8,555	-		246,727

Cost of sales	44,821	7,656	-		52,477

Gross profit	193,351	899	-		194,250

Selling, general and administrative expenses	373,930	37,225	-		411,155

Loss from operations	(180,579)	(36,326)	-		(216,905)

Other income (expense)
Interest income	48	-	-		48
Other income	-	71	-		71
Gain (loss) on foreign currency exchange	12,525	147	-		12,672
Gain (loss) on investment in equity securities	(2,426)	-	2,426	(c)	-
Total other income (expense)	10,147	218	2,426		12,791

Loss before income tax provision	(170,432)	(36,108)	2,426		(204,114)

Income tax provision	-	-	-		-

Net loss	(170,432)	(36,108)	2,426		(204,114)
Net loss attributable to noncontrolling interests	-	-	(17,693)	(d)	(17,693)
Net loss attributable to EOS Inc. and subsidiaries	(170,432)	(36,108)	20,119		(186,421)
Foreign currency translation adjustment, net of tax	(8,943)	18,730	-		9,787
Comprehensive Income (Loss)	$(179,375)	$(17,378)	$20,119		$(176,634)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.00)				$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	66,222,445				66,277,693

74

EOS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2018

	Historical	Historical	Pro Forma		Consolidated
	EOS	A-Best	Adjustment	Note	Pro Forma
Net sales	$536,616	$30,446	$-		$567,062
Net sales – related parties	1,241,329	-	-		1,241,329
Total	1,777,945	30,446	-		1,808,391

Cost of sales	216,505	24,468	-		240,973

Gross profit	1,561,440	5,978	-		1,567,418

Selling, general and administrative expenses	547,680	69,057	-		616,737

Income (loss) from operations	1,013,760	(63,079)	-		950,681

Other income
Interest income	81	3	-		84
Other income	1,991	-	-		1,991
Sublease income – related parties	-	1,992	-		1,992
Gain (loss) on foreign currency exchange	31,288	6	-		31,294
Total other income	33,360	2,001	-		35,361

Income (loss) before income tax provision	1,047,120	(61,078)	-		986,042

Income tax provision	17,795	-	-		17,795

Net income (loss)	1,029,325	(61,078)	-		968,247
Net income (loss) attributable to noncontrolling interests	-	-	-		-
Net income (loss) attributable to EOS Inc. and subsidiaries	1,029,325	(61,078)	-		968,247
Foreign currency translation adjustment, net of tax	(24,019)	36,321	-		12,302
Comprehensive Income (Loss)	$1,005,306	$(24,757)	-		$980,549

Net loss per share attributable to common stockholders
Basic and diluted	$0.02				$0.02

Weighted average number of common shares outstanding
Basic and diluted	64,122,997				64,122,997

75

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been compiled from underlying consolidated financial statements prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated financial information has been compiled from the following sources with the following unaudited adjustments:

•

Historical financial information for EOS Inc. and its subsidiaries (collectively “EOS”) has been extracted without material adjustment from EOS’ consolidated financial statements for the year ended December 31, 2018 contained in EOS’ Annual Report on Form 10-K filed with the SEC on April 15, 2019 and unaudited consolidated financial statements as of and for the six months ended June 30, 2019 contained in EOS’ Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019.

•

Historical financial information for A-Best Wire Harness & Component Co., Ltd. (“A-Best”) has been extracted without material adjustment from A-Best’s financial statements for the year ended December 31, 2018 and unaudited financial statements as of and for the six months ended June 30, 2019 as contained in this Form S-1.

The following pro forma condensed consolidated financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information;

•	the consolidated financial statements of EOS for the year ended December 31, 2018 and the notes relating thereto contained in EOS’ Annual Report on Form 10-K filed with the SEC on April 15, 2019;

•

the unaudited consolidated financial statements of EOS as of and for the six months ended June 30, 2019 and the notes relating thereto contained in EOS’ Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019;

•

the financial statements of A-Best for the year ended December 31, 2018 and unaudited financial statements of A-Best as of and for the six months ended June 30, 2019 and the notes relating thereto included in this Form S-1.

This unaudited pro forma condensed consolidated financial information is not intended to reflect the financial position and results which would have actually resulted had the acquisition of 51% equity securities in A-Best been effected on the dates indicated. Further, the unaudited pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Note 2: Description of Transactions

On January 15, 2019, EOS, A-Best Wire Harness & Components Co., Ltd. (“A-Best”), and Ing-Ming Lai, a Taiwanese individual and the majority shareholder of A-Best, entered into an investment cooperation agreement (the “Investment Agreement”), pursuant to which EOS issued ten million(10,000,000) shares of its common stock to Ing-Ming Lai to purchase twenty percent (20%) of the issued and outstanding equity in A-Best. On May 24, 2019, EOS consummated the shareholder registration of A-Best with the Investment Commission of Ministry of Economic Affairs of Taiwan and issued 10 million shares of its common stock to Ing-Ming Lai to acquire 20% of the issued and outstanding equity in A-Best.

On August 7, 2019, EOS, A-Best, and Ing-Ming Lai entered into a purchase agreement (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions therein, EOS shall purchase thirty-one percent (31%) of the issued and outstanding equity interest in A-Best by issuing ten million (10,000,000) shares (the “Stock Consideration”) of its common stock to Ing-Ming Lai and paying Ing-Ming Lai fifty-five million (55,000,000) New Taiwanese Dollars (“NTD”), approximately equivalent to $1,743,500 (“Cash Consideration”) after the closing upon the completion of the IPO as defined in the Purchase Agreement.

As a result of the above two transactions (collectively the “Purchase”), EOS will own an aggregate of fifty-one percent (51%) of issued and outstanding common stock shares of A-Best when Ing-Ming Lai completes transferring his 31% of A-Best’s equity to EOS in accordance with the Purchase Agreement. EOS has prepared the unaudited pro forma condensed consolidated financial statements to reflect the acquisition of 51% in A-Best’s equity securities as if it had occurred on January 1, 2019.

76

Note 3: Unaudited Pro Forma Adjustments to Consolidated Financial Statements

Pro forma adjustments on the attached financial statements include the following:

(a)	This adjustment reflects the purchase thirty-one percent (31%) of the issued and outstanding equity interest in A-Best and as consideration, issue ten million (10,000,000) shares (the “Stock Consideration”) of its common stock to Ing-Ming Lai, and pay Ing-Ming Lai fifty-five million (55,000,000) New Taiwanese Dollars (“NTD”), approximately equivalent to $1,743,500 (“Cash Consideration”) after the closing upon the completion of the IPO as defined in the Purchase Agreement.

(b)	Unless otherwise noted, this adjustment to reflect the elimination of A-Best’s total equity(deficit), the estimated value of consideration to be paid in the Purchase, and to adjust, where required, the historical carrying values of A-Best’s assets and liabilities as of December 31, 2018 to the preliminary estimated fair value, in accordance with the purchase method of accounting. The preliminary valuations were determined as of and, where applicable, are based on the closing share price of EOS’ common stock on the final day of trading on August 7, 2019. The fair value of the consideration given and assets and liabilities acquired will be determined based on the underlying fair values as of the consummation of the Purchase transaction.

Purchase consideration:
Common stock accounted for the acquisition of 20% of equity securities in A-Best completed on May 24, 2019	$32,426
Stock Consideration (1) accounted for the acquisition of 31% of equity securities in A-Best and	17,000,000
Cash Consideration accounted for the acquisition of 31% of equity securities in A-Best	1,743,500
Subtotal	$18,775,926
Estimated Fair Value of Identifiable Assets Acquired:
Cash and cash equivalents	$1,597
Other current assets	19,400
Total assets acquired	$20,997
Estimated Fair Value of Liabilities Assumed:
Due to related parties	$1,236,751
Accrued expenses and other current liabilities	1,960
Total liabilities assumed	$1,238,711
Less: Noncontrolling interest	(596,680)
Total net assets acquired	$(621,034)
Goodwill as a result of the acquisition of 51% in A-Best’s equity securities	$19,396,960
Recognition of a goodwill impairment loss (2)	$(19,396,960)
Goodwill, net	$-

___________

(1)	10,000,000 shares of EOS’ common stock to be issued to Ing-Ming Lai. Those shares were valued at $1.70 per share, the closing share price of EOS on August 7, 2019.

(2)	As the carrying amount of acquired net assets is negative, EOS performed a two-step goodwill impairment test to determine and to measure the amount of impairment loss, if any, when it is more likely than not (that is, a likelihood of more than 50 percent) that a goodwill impairment exists. In considering whether it is more likely than not that a goodwill impairment exists, EOS has evaluated, on the basis of the weight of evidence, the significance of all identified events and circumstances in the context of determining whether it is more likely than not that the fair value of assets acquired and liabilities assumed plus the fair value of both the noncontrolling interest in A-Best and the consideration transferred are less than the carrying amounts. EOS also took into consideration whether there are significant differences between the carrying amount and the estimated fair value of the acquired assets, assumed liabilities, the noncontrolling interest in A-Best, and the existence of significant unrecognized intangible assets, if any, of A-Best. As a result, EOS recorded a 100% goodwill write-down of $19,396,960. The recognition of goodwill impairment loss is not reflected in this unaudited pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature.

(c)	This adjustment reflects the recovery of loss on investment in equity securities of $2,426 accounting for equity method as if EOS had obtained control of A-Best through an acquisition of 51% in A-Best’s equity securities on January 1, 2019.

(d)	This adjustment reflects the recognition of net loss of 17,693 attributable to noncontrolling interest for the six months ended June 30, 2019 as if EOS had obtained control of A-Best through an acquisition of 51% in A-Best’s equity securities on January 1, 2019.

77

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY

Related Party Transactions

(1)

The Company had sales to EOS Trading Co., Ltd., (the “EOS Trading”), a Hong Kong company owned by the officer, director, and shareholder of the Company, in an aggregate amount of $0 and $371,043 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $0.

(2)

The Company had sales to EOS Venture International Pte Ltd., (the “EOS Venture”), a Singapore company. The EOS Trading provides financial aids to EOS Venture. In addition, Mr. He-Siang Yang, the officer, director, and shareholder of the Company, is the key person who can significantly affect the economic performance of EOS Venture. The sales amounted to $4,010 and $365,815 for years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $101,488 and $224,203, respectively. The sales amounted to $0 and $3,049 for six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019 and December 31, 2018, accounts receivable balance was $2,488 and $101,488, respectively.

(3)

The Company had sales to Fortune King (HK) Trading Limited, (the “Fortune King”), a Hong Kong company. The founder and officer of Fortune King was one of the shareholders of EOS Inc. On or about June 30, 2019, the founder and officer of Fortune King transferred her equity interest in the Company and therefore Fortune King is no longer a related party to the Company. The sales amounted to $1,235,203 and $582,973 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $1,263,833 and $561,978, respectively. The sales amounted to $180,367 and $394,016 for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019 and December 31, 2018, accounts receivable balance was $1,143,557 and $1,263,833, respectively.

(4)

The Company had sales to Able Vision Ltd., (“ABLE Vision”), a Seychelles corporation owned by one of shareholders of the Company, in an aggregate amount of $0 and $186,266 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $0.

(5)

The Company has received advances from one of its directors and shareholder for working capital purposes. As of June 30, 2019 and December 31, 2018, there were $76,435 and $147,281 advances outstanding, respectively. The Company and the director have agreed that the outstanding balances bear 0% interest rate and are due upon demand after 30 days written notice by the director/ shareholder.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

78

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 75,000,000 shares of Common Stock, $0.001 par value per share.

Our Common Stock may be issued for such consideration as may be fixed from time to time by our board of directors. Our board of directors may issue such shares of our Common Stock in one or more series, with such voting powers, shall be stated in the resolution or resolutions.

Common Stock

As of October 1, 2019, the outstanding number of shares of our common stock was 74,122,997. All our outstanding common shares are legally issued, fully paid and non-assessable.

Each share of our common stock entitles the shareholder to one vote on any and all matters such shareholder is entitled to vote at a shareholders’ annual or special meeting. There are no cumulative voting rights, which means that the shareholder or shareholders owning 50% of the issued and outstanding shares in our capital stock can elect the entire board of directors. Therefore, any shareholder or shareholders, cumulatively with less than 50% of the voting power, cannot elect any director to the board of directors on their won. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statues (the “NRS”), at least a majority of the outstanding shares of capital stock entitled to vote must be present, in person or by proxy, at any meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors may be elected by a plurality of the votes of the shares present at the meeting and entitled to vote. Certain fundamental corporate changes, such as the liquidation and business combination, require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock have no pre-emptive rights nor conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

At present, we have no preferred stock authorized.

Dividends

The holders of our common stock are entitled to receive dividends on a pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. NRS Section 78.288 prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the normal course of business; or except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution. We do not, however, intend to pay any dividends in the foreseeable future and currently intend to retain all future earnings to finance our business.

Our shareholders are not entitled to preference as to dividends or interest, pre-emptive rights to purchase new issues of shares, preference upon liquidation, or any other special rights or preferences.

There are no restrictions on dividends under any loan or other financing arrangements.

We paid no dividends on our common stock in the fiscal year of 2018. We do not have a policy of paying regular dividends and do not expect to pay any dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings for our business. The payment of any future dividends on our common stock will be determined by our Board of Directors and will depend on business conditions, our financial earnings and other factors.

79

Warrants and Options

As of October 1, 2019, we had no options or warrants of the Company outstanding.

Transfer Agent

The transfer agent and registrar for our Common Stock is Globex Transfer, LLC. Its principal address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725; and its phone number is (813) 344-4464.

Anti-Takeover Provisions

Nevada Revised Statutes

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our amended articles of incorporation opted out the application of the provisions relating to these statutes. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested shareholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, we elect not to be governed by these statutes in our amended articles of incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Listing

We intend to have our Common Stock approved for listing on Nasdaq. We intend to apply for listing on Nasdaq of our Common Stock under the symbol “____”. We will not consummate and close this offering without a listing approval letter of the Common Stock from a national stock exchange market. Our receipt of a listing approval letter is not the same as an actual listing on Nasdaq.

If any of our securities are listed on Nasdaq, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

80

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been very limited public market for our capital stock. Future sales of our Common Stock or the Series A Convertible Preferred Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of a substantial number of shares of our Common Stock or the Series A Convertible Preferred Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity-related capital at a time and price we deem appropriate.

Sales of Restricted Shares

Upon the closing of this offering, ______ shares at minimum and _____ shares at maximum of Common Stock will be outstanding. Of these shares, all of the Common Stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act.

The remaining shares of Common Stock not registered under any registration statement held by existing stockholders will be deemed “restricted securities” as such term is defined under Rule 144. The restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below.

As a result of any applicable lock-up agreements described below and the provisions of Rule 144 and Rule 701 under the Securities Act, all of the shares of our Common Stock (excluding the shares to be sold in this offering) will be available for sale in the public market upon the expiration of the lockup agreements, beginning 180 days after the date of this prospectus (subject to extension) and when permitted under Rule 144 or Rule 701.

Rule 144

In general, under Rule 144 as currently in effect, once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

Once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

one percent of the then outstanding shares of our Common Stock, which will equal approximately [ ]shares at minimum, or [] shares at maximum immediately after this offering, based upon the number of shares of Common Stock outstanding as of October 1, 2019; and

•	the Nasdaq average weekly trading volume of our Common Stock reported during the four calendar weeks preceding the filing of notice of the sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

81

Rule 701

Employees, directors, officers, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written compensatory agreement in accordance with Rule 701 before the effective date of the registration statement are entitled to sell such shares 90 days after the effective date of the registration statement in reliance on Rule 144 without having to comply with the holding period requirement of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice filing provisions of Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. However, all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

All of our directors and officers and existing beneficial owners of 10% or more of our outstanding Common Stock may agree not to sell or otherwise transfer or dispose of any Common Stock for a period of one hundred and eighty (180) days from the date of this prospectus, subject to certain exceptions and extensions. See “Underwriting” for a description of these lock-up provisions.

82

UNDERWRITING

We intend to sell our common stock through the efforts of our officers and directors in this offering. However, we may engage a placement agent to sell our common stock in this offering depending on the circumstances.

Lock-Up Agreements

Each of our directors, executive officers and existing beneficial owners of 10% or more of our outstanding Common Stock may agree not to sell their shares of common stock during the 180-day period from the effectiveness of the registration statement on Form S-1. We will update this section as we enter into lock-up agreements with our officers, directors and existing beneficial owners of 10% or more of our outstanding Common Stock.

Terms of the Offering

We are offering, on a best efforts basis, a minimum of approximately [] shares and a maximum of approximately [] shares of Common Stock. The Offering is being made without a firm commitment by any underwriter. The shares of Common Stock are being offered for a period not to exceed 180 days. If the minimum offering amount is not raised within 180 days from the date of this prospectus, all subscription funds from the Offering Deposit Account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering will terminate upon the earlier of: (i) a date after which the minimum offering is sold or (ii) one hundred and eighty (180) days from the effective date of this registration statement, unless extended by the Company (the “Termination Date”). If we can successfully raise at least the minimum offering amount within the offering period, the proceeds from the offering will be released to us. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the shares of Common Stock being sold by us on such closing date; and

•	we will cause to be delivered the Common Stock being sold on such closing date in book-entry form.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Company. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on our website and any information contained in any other website maintained by us is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Application for Nasdaq Listing.

We plan to apply for listing on Nasdaq of our Common Stock under the same symbol “____.” We will not consummate and close this offering without a listing approval letter of the Common Stock from a national stock exchange. Our receipt of a listing approval letter is not the same as an actual listing on such exchange.

If any of our securities are listed on Nasdaq, we will be subject to continued listing requirements and corporate governance standards. We expect the compliance with these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

83

LEGAL MATTERS

The validity of the securities being offered by this prospectus been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of EOS Inc. as of December 31, 2018 and 2017 included elsewhere in this prospectus have been audited by KCCW Accountancy Corp., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus.

84

F-1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

EOS Inc. and its subsidiaries

Opinion on the Financial Statements

We have audited the accompanying balance sheets of EOS Inc. and its subsidiaries ( “the Company”) as of December 31, 2018 and 2017, the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017, in conformity with the U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2015.

Diamond Bar, California

March 20, 2019

KCCW Accountancy Corp. 3333 South Brea Canyon Rd. Suite 206, Diamond Bar, CA 91765, USA Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com

F-2

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$36,130	$24,610
Accounts receivable	464,937	-
Accounts receivable – related parties	1,365,321	786,181
Inventory	7,211	88
Advance to suppliers	25,879	4,150
Prepaid expenses	28,060	18,604
Total current assets	1,927,538	833,633

Property and equipment, net	7,650	7,536
Security deposit	2,693	7,842
Total Assets	$1,937,881	$849,011

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$46,400	$37,248
Accrued expenses	66,466	44,677
Due to shareholders	147,281	97,573
Income tax payable	38,945	36,030
Total current liabilities	299,092	215,528

Total liabilities	299,092	215,528

Stockholders’ Equity
Common stock, $0.001 par value; 75,000,000 shares authorized, 64,122,997 shares issued and outstanding	64,123	64,123
Additional paid-in capital	90,000	90,000
Retained earnings	1,496,131	466,806
Accumulated other comprehensive income (loss)	(11,465)	12,554
Total stockholders’ equity	1,638,789	633,483

Total Liabilities and Stockholders’ Equity	$1,937,881	$849,011

The accompanying notes are an integral part of these consolidated financial statements.

F-3

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2018	2017
Net Sales
Net sales	$536,616	$3,783
Net sales – related parties	1,241,329	1,506,097
Total	1,777,945	1,509,880

Cost of sales	216,505	277,707

Gross profit	1,561,440	1,232,173

Selling, general and administrative expenses	547,680	351,040

Income from operations	1,013,760	881,133

Other income (expense)
Interest income	81	41
Other income	1,991	24
Other income – related parties	-	60,138
Gain (loss) on foreign currency exchange	31,288	(10,656)
Total other income	33,360	49,547

Income before income tax provision	1,047,120	930,680

Income tax provision	17,795	39,708

Net Income	$1,029,325	$890,972

Comprehensive Income:
Net income	$1,029,325	$890,972
Foreign currency translation adjustment, net of tax	(24,019)	12,014
Comprehensive Income	$1,005,306	$902,986

Net loss per share:
Basic and diluted	$0.02	$0.01

Weighted average number of common shares:
Basic and diluted	64,122,997	64,122,997

The accompanying notes are an integral part of these consolidated financial statements.

F-4

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
					Accumulated
				Retained	Other
			Additional	Earnings	Comprehensive
	Common Stock		Paid-in	(Accumulated	Income
	Shares	Amount	Capital	Deficit)	(Loss)	Total
Balance at December 31, 2016	64,122,997	$64,123	$90,000	$(424,166)	$540	$(269,503)
Foreign currency translation adjustment	-	-	-	-	12,014	12,014
Net Income	-	-	-	890,972	-	890,972
Balance at December 31, 2017	64,122,997	$64,123	$90,000	$466,806	$12,554	$633,483
Foreign currency translation adjustment	-	-	-	-	(24,019)	(24,019)
Net Income	-	-	-	1,029,325	-	1,029,325
Balance at December 31, 2018	64,122,997	$64,123	$90,000	$1,496,131	$(11,465)	$1,638,789

F-5

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows from Operating Activities
Net income	$1,029,325	$890,972
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,510	1,143
Loss (gain) on foreign currency exchange	(31,288)	10,656
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(1,042,657)	(777,143)
Decrease (increase) in inventory	(7,240)	1,959
Decrease (increase) in advance to suppliers	(22,210)	(4,046)
Decrease (increase) in prepaid expense and other assets	(5,226)	(16,346)
Increase (decrease) in accounts payable	9,757	33,354
Increase (decrease) in accrued expenses	23,147	19,125
Increase (decrease) in income tax payable	4,122	35,127
Increase (decrease) in advance from customers	-	(37,085)
Increase (decrease) in due to shareholders	53,265	(141,928)
Net cash provided by operating activities	13,505	15,788

Cash flows from investing activities
Purchase of equipment	(2,869)	(5,102)
Acquisition of subsidiary equity interest	-	(30,562)
Net cash used in investing activities	(2,869)	(35,664)

Effect of exchange rate changes on cash and cash equivalents	884	2,400
Net increase (decrease) in cash and cash equivalents	11,520	(17,476)

Cash and Cash Equivalents
Beginning	24,610	42,086
Ending	$36,130	$24,610
Supplemental Disclosure of Cash Flows
Cash paid during the year for:
Interest	$-	$-
Income taxes	$13,673	$1,528

The accompanying notes are an integral part of these consolidated financial statements.

F-6

EOS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDAED FINANCIAL STATEMENTS

DECEMBER 31, 2018

Note 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Organization

EOS Inc. was incorporated on April 3, 2015 in the State of Nevada. The Company’s business plan is to market and distribute skin care products, including masks and serums.

On November 18, 2016, the Company has set up a wholly-owned subsidiary in Taiwan to assist the Company to promote the business in Taiwan.

Emperor Star International Trade Co., Ltd., (“Emperor Star”), was incorporated on November 16, 2015 under the laws of Taiwan. Emperor Star is in the business of marketing and distribution of various products, including nutrition supplements, skin care products, and water purifiers.

On May 3, 2017, the Company entered into and closed a Share Purchase and Sale Agreement (the “Purchase Agreement”) with Emperor Star and the shareholder of Emperor Star to acquire all issued and outstanding shares of Emperor Star in consideration of $30,562 in cash. As a result of the Purchase, Emperor Star becomes the Company’s wholly owned subsidiary. Upon consummation of the Purchase, the Company has assumed the business of Emperor Star and ceased to be a shell company.

On September 20, 2018, the Company set up another wholly-owned subsidiary, EOS International Inc. (“EOS(BVI)”), under the laws of British Virgin Islands. EOS(BVI) is in the business of marketing and distribution of various products, including nutrition supplements, skin care products, and water purifiers.

Principles of Consolidation

The accompanying unaudited consolidated financial statements, including the accounts of EOS Inc. and its wholly owned subsidiaries in Taiwan and British Virgin Islands, have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company and Emperor Star are entities under common control prior to the acquisition of Emperor Star, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of Emperor Star were transferred to the Company at their respective carrying amounts on the date of transaction. The Company has recast prior period financial statements to reflect the conveyance of Emperor Star’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

The functional currency of the subsidiaries in Taiwan is the New Taiwan dollars, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Classification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net income nor retained earnings.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. An impairment loss is recognized in the statement of income, as are subsequent recoveries of previous impairments.

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value (NRV) is defined as estimated selling prices less costs of completion, disposal, and transportation. Inventory consists mainly of finished goods held for resale. Cost is determined on a weighted average cost method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Property and Equipment

Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally is five years. Depreciation expense is $2,510 and $1,143 for the years ended December 31, 2018 and 2017, respectively.

F-8

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve breakeven operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long lived assets currently exist.

Revenue Recognition

During the fiscal year 2018, the Company has adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018. The Company recognized the cumulative effect of applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing sales contracts as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

F-9

Merchandise Sales: The Company recognizes sales revenues from merchandise sales when customers obtain control of the Company’s products, which typically occurs upon delivery to customer. Merchandise sales revenues are recorded at the sales price, or “transaction price”.

Trade discount and allowances: The Company generally does not provide invoice discounts on product sales to its customers for prompt payment.

Product returns: The Company generally does not provide customers with the right to return a product for a full or partial refund, a credit, or an exchange for another product.

To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

The following tables provide details of revenue by major products and by geography.

Revenue by Major Products

For the year ended December 31, 2018:
Nutrition supplement	$503,049
Skin care product	630,796
Water purifier machine	556,600
Software	86,320
Others	1,180
Total	$1,777,945

Revenue by Geography

For the year ended December 31, 2018:
Asia Pacific	$1,777,945
Total	$1,777,945

Advertising Costs

Advertising costs are expensed at the time such advertising commences. Advertising expenses were $13,299 and $50 for the years ended December 31, 2018 and 2017, respectively.

Post-retirement and Post-employment Benefits

The Company’s subsidiaries in Taiwan adopted the government mandated defined contribution plan pursuant to the Taiwan Labor Pension Act (the “Act”). Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $7,958 and $1,629 for the years ended December 31, 2018 and 2017, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

F-10

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

•

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

•

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, advance to suppliers, prepaid expenses, accounts payable, accrued expenses, and due to shareholders, approximate fair value because of to their relatively short maturities.

Net Income Per Share

Basic income per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents, and potentially dilutive securities outstanding during each period. For the years ended December 31, 2018 and 2017, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

F-11

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Concentration of Credit Risk

Cash and cash equivalents: The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes. Concentration of credit risk with respect to trade and notes receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas.

Customers: The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

For the year ended December 31, 2018, two customers accounted for more than 10% of the Company’s total revenues, representing approximately 69% and 16% of its total revenues, and 69% and 13% of accounts receivable in aggregate at December 31, 2018

Customer	Net sales for the year ended December 31, 2018		Accounts receivable balance as of December 31, 2018
A	$1,235,203	*	$1,263,833
B	279,405		237,980

For the year ended December 31, 2017, four customers accounted for more than 10% of the Company’s total revenues, represented approximately 39%, 25%, 24% and 12% of its total revenues, and 71%, 0%, 27% and 0% of accounts receivable in aggregate at December 31, 2017, respectively.

Customer	Net sales for the year ended December 31, 2017		Accounts receivable balance as of December 31, 2017
A	$582,973	*	$561,978
C	$371,043	*	$-
D	$365,815	*	$224,203
E	$186,266	*	$-

___________

*Related party transactions (See Note 2).

F-12

Suppliers: The Company’s inventory is purchased from various suppliers. For the year ended December 31, 2018, three suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 41%, 23%, and 16% of total net purchase, and 0% of accounts payable in aggregate at December 31, 2018, respectively:

Supplier	Net purchase for the year ended December 31, 2018	Accounts payable balance as of December 31, 2018
A	$50,529	$-
B	$28,371	$-
C	$19,620	$-

For the year ended December, 2017, three suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 45%, 33% and 17% of total net purchase, and 0%, 92% and 0% of accounts payable in aggregate at December 31, 2017, respectively:

Supplier	Net purchase for the year ended December 31, 2017	Accounts payable balance as of December 31, 2017
B	$123,878	$-
D	$92,046	$34,221
E	$45,941	$-

Foreign-currency Transactions

Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under Equity.

Translation Adjustment

The accounts of the Company’s subsidiaries were maintained, and their financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, Equity’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Comprehensive Income (loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its consolidated statements of operations and other comprehensive income (loss).

F-13

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, Leases (ASC 842), which was amended by ASU 2018-11, Leases (ASC 842): Targeted Improvements. The new guidance requires lessee recognition on the balance sheet of a right-of-use (ROU) asset and a lease liability, initially measured at the present value of the lease payments. It further requires recognition in the income statement of a single lease cost, calculated so that the cost of the lease is allocated over the lease term generally on a straight-line basis. Finally, it requires classification of all cash payments within operating activities in the statement of cash flows. The standard is effective for public companies for fiscal years beginning after December 15, 2018 and early adoption is permitted. The standard requires a transition adoption election using either 1) a modified retrospective approach with periods prior to the adoption date being recast or 2) a prospective adoption approach with a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods not recast. The Company anticipates adopting this standard with an effective date of January 1, 2019 using the prospective adoption approach. The Company has evaluated the changes from this standard to its future financial reporting and disclosures, and has designed and implemented related processes and controls to address these changes. The Company believes the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on its balance sheet for its office operating lease; and (2) providing significant new disclosures about its leasing activities related to the amount, timing and uncertainty of cash flows arising from leases. The Company is continuing its assessment, which may identify additional impacts this guidance will have on its financial statements and disclosures.

In December 2017, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 118 (as further clarified by FASB ASU 2018-05, Income Taxes (Topic 740): “Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”) to provide guidance for companies that may not have completed their accounting for the income tax effects of the Tax Cut and Jobs Act (“Tax Act”) in the period of enactment, which is the period that includes December 22, 2017. SAB No. 118 provides for a provisional one year measurement period for entities to finalize their accounting for certain income tax effects related to the Tax Act. SAB No. 118 provides guidance where: (i) the accounting for the income tax effect of the Tax Act is complete and reported in the Tax Act’s enactment period, (ii) the accounting for the income tax effect of the Tax Act is incomplete and reported as provisional amounts based on reasonable estimates (to the extent determinable) subject to adjustments during a limited measurement period until complete, and (iii) accounting for the income tax effect of the Tax Act is not reasonably estimable (no related provisional amounts are reported in the enactment period) and entities would continue to apply accounting based on tax law provisions in effect prior to the Tax Act enactment until provisional amounts are reasonably estimable. SAB No. 118 requires disclosure of the reasons for incomplete accounting additional information or analysis needed, among other relevant information. The Company is continuing to gather additional information to determine the final impact.

In February 2018, the FASB issued ASU No, 2018-02, “Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income”. The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating the impact of adopting this new guidance on its financial position, results of operations, statement of comprehensive income, and cash flows.

F-14

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its financial statements.

Note 2. RELATED PARTY TRANSACTIONS

Related party - Sales

(1)

The Company had sales to EOS Trading Co., Ltd., (the “EOS Trading”), a Hong Kong company owned by the officer, director, and shareholder of the Company, in an aggregate amount of $0 and $371,043 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $0.

(2)

The Company had sales to EOS Venture International Pte Ltd., (the “EOS Venture”), a Singapore company. The EOS Trading provides financial aids to EOS Venture. In addition, Mr. He-Siang Yang, the officer, director, and shareholder of the Company, is the key person who can significantly affect the economic performance of EOS Venture. The sales amounted to $4,010 and $365,815 for years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $101,488 and $224,203, respectively.

(3)

The Company had sales to Fortune King (HK) Trading Limited, (the “Fortune King”), a Hong Kong company. The founder and officer of Fortune King is also one of the shareholders of EOS Inc. The sales amounted to $1,235,203 and $582,973 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $1,263,833 and $561,978, respectively.

(4)

The Company had sales to Able Vision Ltd., (“ABLE Vision”), a Seychelles corporation owned by one of shareholders of the Company, in an aggregate amount of $0 and $186,266 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, accounts receivable balance was $0.

F-15

Due to shareholders

The Company has advanced funds from one of its directors and shareholder for working capital purposes. As of December 31, 2018 and 2017, there were $147,281 and $97,573 advances outstanding, respectively. The Company has agreed that the outstanding balances bear 0% interest rate and are due upon demand after 30 days written notice by the officer and shareholder.

Note 3. INCOME TAXES

United States

EOS, Inc. is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company has no taxable income for the period. As of December 31, 2018, the Company had net operating loss carry forwards of $531,218 that may be available to reduce future years’ taxable income through 2038. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements as their realization is determined not likely to occur and, accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. No tax benefit has been realized since a 100 % valuation allowance has offset deferred tax asset resulting from the net operating losses.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of December 31, 2018 and 2017, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2018 and 2017 resulted in a net effect of $0 discrete tax expenses (benefit). The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

British Virgin Islands

EOS International Inc. is incorporated in British Virgin Islands and are not required to pay income tax.

Taiwan

The subsidiary of EOS Inc. and Emperor Star are incorporated in Taiwan. According to the amendments to the “Taiwan Income Tax Act” enacted by the office of the President of Taiwan on February 7, 2018, an increase in the statutory income tax rate from 17% to 20% and decrease in the undistributed earning tax from 10% to 5% are effective from January 1, 2018. This increase in the statutory income tax rate will affect the amounts of the current and deferred taxes recognized as of December 31, 2018. The Company is continuing to gather additional information to determine the final impact.

F-16

Provision for income tax consists of the following:

	For the Years Ended December 31,
	2018	2017
Current income tax
U.S.	$-	$-
Taiwan	17,795	39,708
Sub total	17,795	39,708
Deferred income tax
U.S.
Deferred tax assets for NOL carryforwards	(30,245)	(17,096)
Valuation allowance	30,245	17,096
Net changes in deferred income tax (benefit)	-	-
Total provision income tax	$17,795	$39,708

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Years Ended December31,
	2018	2017

U.S. statutory income tax rate	21%	34%
Taiwan unified income tax rate	20%	17%
Provisional remeasurement of deferred taxes (U.S.)	-	(13)%
Changes in valuation allowance	(21)%	(21)%
Other	(18)%	(13)%
Effective combined income tax rate	2%	4%

Significant components of the Company’s deferred taxes as of December 31, 2018 and 2017 were as follows:

	December 31,	December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$111,556	$81,311
Less: Valuation allowance	(111,556)	(81,311)
Deferred tax assets, net	$-	$-

F-17

Note 4. COMMITMENT

Operating lease commitments consist of leases for office space and copy machines under various operating lease agreements which expire in December 2019. Operating lease agreements generally contain renewal options that may be exercised at the Company’s discretion after the completion of the terms.

Future minimum lease payments under the operating leases are summarized as follows:

As of December 31,	Amount
2019	$8,515
Total	$8,515

Note 5. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date which the financial statements are available to be issued. All subsequent events requiring recognition as of December 31, 2018 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

F-18

F-19

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$7,622	$36,130
Accounts receivable	351,268	464,937
Accounts receivable – related parties	1,146,045	1,365,321
Inventory, net	2,084	7,211
Advance to suppliers	76,541	25,879
Prepaid expenses and other current assets	28,162	28,060
Total current assets	1,611,722	1,927,538

Property and equipment, net	7,574	7,650
Operating lease right-of-use assets	41,778	-
Security deposit	6,615	2,693
Long-term investment	30,000	-
Total Assets	$1,697,689	$1,937,881

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$715	$46,400
Accrued expenses	56,660	66,466
Due to shareholders	76,435	147,281
Income tax payable	30,262	38,945
Operating lease liabilities – current	21,398	-
Total current liabilities	185,470	299,092

Operating lease liabilities – noncurrent	20,380	-
Total liabilities	205,850	299,092

Stockholders' Equity
Common stock, $0.001 par value; 75,000,000 shares authorized, 74,122,997 shares and 64,122,997 issued and outstanding, respectively	74,123	64,123
Additional paid-in capital	112,425	90,000
Retained earnings	1,325,699	1,496,131
Accumulated other comprehensive income (loss)	(20,408)	(11,465)
Total stockholders' equity	1,491,839	1,638,789

Total Liabilities and Stockholders' Equity	$1,697,689	$1,937,881

The accompanying notes are an integral part of these consolidated financial statements.

F-20

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2019	2018	2019	2018
Net sales	$57,805	$28,107	$28,751	$28,107
Net sales – related parties	180,367	397,065	9,309	295,528
Total	238,172	425,172	38,060	323,635

Cost of sales	44,821	51,400	6,766	34,163

Gross profit	193,351	373,772	31,294	289,472

Selling, general and administrative expenses	373,930	263,296	187,379	132,744

Income (loss) from operations	(180,579)	110,476	(156,085)	156,728

Other income (expense)
Interest income	48	39	48	39
Other income	-	2,032	-	2,032
Gain (loss) on foreign currency exchange	12,525	28,923	5,003	44,529
Gain (loss) on investment in equity securities	(2,426)	-	(2,426)	-
Total other income (expense)	10,147	30,994	2,625	46,600

Income (loss) before income tax provision	(170,432)	141,470	(153,460)	203,328

Income tax provision	-	25,295	-	25,295

Net income (loss)	$(170,432)	$116,175	$(153,460)	$178,033

Other Comprehensive Income (Loss):
Net income (loss)	$(170,432)	$116,175	$(153,460)	$178,033
Foreign currency translation adjustment, net of tax	(8,943)	(21,007)	(1,853)	(32,668)
Comprehensive Income (Loss)	$(179,375)	$95,168	$(155,313)	$145,365

Net income (loss) per share:
Basic and diluted	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average number of common shares:
Basic and diluted	66,222,445	64,122,997	68,298,821	64,122,997

The accompanying notes are an integral part of these consolidated financial statements.

F-21

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

					Accumulated
					Other
			Additional		Comprehensive
	Common Stock		Paid-in	Retained	Income
	Shares	Amount	Capital	Earnings	(Loss)	Total
Balance at December 31, 2018	64,122,997	$64,123	$90,000	$1,496,131	$(11,465)	$1,638,789
Foreign currency translation adjustment	-	-	-	-	(7,090)	(7,090)
Net income (loss)	-	-	-	(16,972)	-	(16,972)
Balance at March 31, 2019	64,122,997	$64,123	$90,000	$1,479,159	$(18,555)	$1,614,727
Common shares issued in exchange
for investment in equity securities	10,000,000	10,000	22,425	-	-	32,425
Foreign currency translation adjustment	-	-	-	-	(1,853)	(1,853)
Net income (loss)	-	-	-	(153,460)	-	(153,460)
Balance at June 30, 2019	74,122,997	$74,123	$112,425	$1,325,699	$(20,408)	$1,491,839

					Accumulated
					Other
			Additional		Comprehensive
	Common Stock		Paid-in	Retained	Income
	Shares	Amount	Capital	Earnings	(Loss)	Total
Balance at December 31, 2017	64,122,997	$64,123	$90,000	$466,806	$12,554	$633,483
Foreign currency translation adjustment	-	-	-	-	11,661	11,661
Net Income (Loss)	-	-	-	(61,858)	-	(61,858)
Balance at March 31, 2018	64,122,997	$64,123	$90,000	$404,948	$24,215	$583,286
Foreign currency translation adjustment	-	-	-	-	(32,668)	(32,668)
Net Income (Loss)	-	-	-	178,033	-	178,033
Balance at June 30, 2018	64,122,997	$64,123	$90,000	$582,981	$(8,453)	$728,651

The accompanying notes are an integral part of these consolidated financial statements.

F-22

EOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities
Net income (loss)	$(170,432)	$116,175
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	902	1,383
Loss on investment in equity securities	2,426	-
(Gain) loss on foreign currency exchange	(12,525)	(28,923)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	332,296	(217,633)
Decrease (increase) in inventory	1,073	88
Decrease (increase) in advance to suppliers	(51,192)	(19,549)
Decrease (increase) in prepaid expense and other assets	(507)	11,778
Increase (decrease) in accounts payable	(45,683)	(23,260)
Increase (decrease) in accrued expenses	(9,043)	38,346
Increase (decrease) in income tax payable	(8,149)	16,520
Increase (decrease) in due to shareholders	(69,312)	137,547
Net cash provided by (used in) operating activities	(30,146)	32,472

Cash flows from investing activities
Purchase of equipment	(935)	(1,809)
Net cash used in investing activities	(935)	(1,809)

Effect of exchange rate changes on cash and cash equivalents	2,573	(960)
Net increase (decrease) in cash and cash equivalents	(28,508)	29,703

Cash and Cash Equivalents
Beginning	36,130	24,610
Ending	$7,622	$54,313
Supplemental Disclosure of Cash Flows
Cash paid during the periods for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash financing and investing activities
Common shares issued in exchange for investment in equity securities	$32,425	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-23

EOS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDAED FINANCIAL STATEMENTS

JUNE 30, 2019

Note 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial reporting and in accordance with instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited consolidated financial statements contained in this report reflect all adjustments that are normal and recurring in nature and considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The year-end balance sheet data were derived from audited consolidated financial statements, but does not include all disclosures required by GAAP. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These unaudited consolidated financial statements, footnote disclosures, and other information should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Organization

EOS Inc. was incorporated on April 3, 2015 in the State of Nevada. The Company’s business plan is to market and distribute skin care products, including masks and serums.

On November 18, 2016, the Company has set up a wholly-owned subsidiary in Taiwan to assist the Company to promote the business in Taiwan.

Emperor Star International Trade Co., Ltd., (“Emperor Star”), was incorporated on November 16, 2015 under the laws of Taiwan. Emperor Star is in the business of marketing and distribution of various products, including nutrition supplements, skin care products, and water purifying machines.

On May 3, 2017, the Company entered into and closed a Share Purchase and Sale Agreement (the “Purchase Agreement”) with Emperor Star and the shareholder of Emperor Star to acquire all issued and outstanding shares of Emperor Star in consideration of $30,562 in cash. As a result of the Purchase, Emperor Star becomes the Company’s wholly owned subsidiary. Upon consummation of the Purchase, the Company has assumed the business of Emperor Star and ceased to be a shell company.

On September 20, 2018, the Company set up another wholly-owned subsidiary, EOS International Inc. (“EOS(BVI)”), under the laws of British Virgin Islands. EOS(BVI) is in the business of marketing and distribution of various products, including nutrition supplements, skin care products, and water purifying machines.

On March 1, 2019, EOS(BVI) set up a wholly-owned subsidiary, Shanghai Maosong Co., Ltd (“Maosong”), under the laws of People’s Republic of China. Maosong is in the business of marketing and distribution of various products, including nutrition supplements, skin care products, and water purifying machines in China. As of the date of this report, Maosong has a registered capital of USD $100,000, but no capital has actually been paid into Maosong.

F-24

Principles of Consolidation

The accompanying unaudited consolidated financial statements, including the accounts of EOS Inc. and its wholly owned subsidiaries in Taiwan, British Virgin Islands, and People’s Republic of China, have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company and Emperor Star are entities under common control prior to the acquisition of Emperor Star, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of Emperor Star were transferred to the Company at their respective carrying amounts on the date of transaction. The Company has recast prior period financial statements to reflect the conveyance of Emperor Star’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

The functional currency of the subsidiaries in Taiwan is the New Taiwan dollars and the subsidiary in People’s Republic of China is the Chinese Yuan, or Renminbi, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, “NT$” and “NT dollars” mean New Taiwan dollars, and “RMB” means Chinese Yuan, or Renminbi.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Classification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net income nor retained earnings.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. An impairment loss is recognized in the statement of income, as are subsequent recoveries of previous impairments.

F-25

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value (NRV) is defined as estimated selling prices less costs of completion, disposal, and transportation. Inventory consists mainly of finished goods held for resale. Cost is determined on a weighted average cost method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Property and Equipment

Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally is five years. Depreciation expense is $902 and $1,383 for the six months ended June 30, 2019 and 2018, respectively.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve breakeven operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist as of June 30, 2019 and December 31, 2018.

Long-term Equity Investment

The Company acquires equity investment to promote business and strategic objectives. The Company accounts for non-marketable equity and other equity investments for which the Company does not have control over the investees as:

•

Equity method investments when the Company has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gain (loss) on equity investments.

•	Non-marketable cost method investments when the equity method does not apply.

F-26

Significant judgment is required to identify whether an impairment exists in the valuation of the Company’s non-marketable equity investments, and therefore the Company considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee's fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees' revenue, costs, and discount rates. The Company’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment

The Company’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

•

Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. The Company also considers specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. The Company records other-than-temporary impairments on marketable equity securities and marketable equity method investments in gain (loss) on equity investments.

•

Non-marketable equity investments based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gain (loss) on equity investments.

Revenue Recognition

During the fiscal year 2018, the Company has adopted FASB Accounting Standards Codification (“ASC”), Topic 606 (“ASC 606”), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018. The Company recognized the cumulative effect of applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing sales contracts as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

F-27

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Merchandise Sales: The Company recognizes sales revenues from merchandise sales when customers obtain control of the Company’s products, which typically occurs upon delivery to customer. Merchandise sales revenues are recorded at the sales price, or “transaction price”.

Trade discount and allowances: The Company generally does not provide invoice discounts on product sales to its customers for prompt payment.

Product returns: The Company generally does not provide customers with the right to return a product for a full or partial refund, a credit, or an exchange for another product.

To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

The following tables provide details of revenue by major products and by geography.

Revenue by Major Products

For the six months ended June 30, 2019:
Nutrition supplement	$61,668
Skin care product	130,190
Water purifying machine	41,799
Software	4,515
Total	$238,172

Revenue by Geography

For the six months ended June 30, 2019:
Asia Pacific	$238,172
Total	$238,172

F-28

Leases -— The Company adopted FASB Accounting Standards Codification, Topic 842, Leases ("ASC 842") using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption. For the comparative periods prior to adoption, the Company presented the disclosures which were required under ASC 840.

The Company applied the following practical expedients in the transition to the new standard and allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts

The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.

Use of hindsight

The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.

Reassessment of existing or expired land easements

The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.

Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.
Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The adoption of ASC 842 had no substantial impact on the Company’s consolidated balance sheets. The most significant impact was the recognition of the operating lease right-of-use assets and the liability for operating leases. Accordingly, adoption of this standard resulted in the recognition of operating lease right-of-use assets of $8,235 and operating lease liabilities of $8,235 on the condensed consolidated balance sheet as of January 1, 2019. The adoption of ASC 842 did not result in a cumulative-effect adjustment to the opening balance of accumulated deficit.

In addition, the adoption of the standard did not have a material impact on the Company's results of operations or cash flows. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in Selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

F-29

Advertising Costs

Advertising costs are expensed at the time such advertising commences. Advertising expenses were $22,321 and $1,958 for the six months ended June 30, 2019 and 2018, respectively.

Post-retirement and Post-employment Benefits

The Company’s subsidiaries in Taiwan adopted the government mandated defined contribution plan pursuant to the Taiwan Labor Pension Act (the “Act”). Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker's monthly salaries. Pursuant to the Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $4,000 and $3,965 for the six months ended June 30, 2019 and 2018, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

•

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

•

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

F-30

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, inventory, advance to suppliers, prepaid expenses, accounts payable, accrued expenses, and due to shareholders, approximate fair value because of to their relatively short maturities.

Net Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents, and potentially dilutive securities outstanding during each period. For the six months ended June 30, 2019 and 2018, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Concentration of Credit Risk

Cash and cash equivalents: The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions in Taiwan, but these investments may be in excess of the insurance limits of Taiwan Central Deposit Insurance Corporation (the “TCDIC”). The Company does not enter into financial instruments for hedging, trading or speculative purposes. Concentration of credit risk with respect to trade and notes receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas. The Company has not experienced any losses in such accounts.

Customers: The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

For the six months ended June 30, 2019, one customer, a related party, accounted for more than 10% of the Company’s total revenues, representing approximately 76% of its total revenues, and 76% of accounts receivable in aggregate at June 30, 2019.

Customer	Net sales for the six months ended June 30, 2019		Accounts receivable balance as of June 30, 2019
A	$180,367	*	$1,143,557

F-31

For the six months ended June 30, 2018, one customer, a related party, accounted for more than 10% of the Company’s total revenues, represented approximately 93% of its total revenues and 83% of accounts receivable in aggregate at June 30, 2018, respectively.

Customer	Net sales for the six months ended June 30, 2018		Accounts receivable balance as of June 30, 2018
A	$394,016	*	$831,810

*Related party transactions (See Note 4).

Suppliers: The Company purchases its inventories from various suppliers.

For the six months ended June 30, 2019, two suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 87% and 10% of total net purchase, and 0% and 100% of accounts payable in aggregate at June 30, 2019, respectively:

Supplier	Net purchase for the six months ended June 30, 2019	Accounts payable balance as of June 30, 2019
A	$34,561	$-
B	$3,821	$715

For the six months ended June 30, 2018, three suppliers accounted for more than 10% of the Company’s total net purchase, representing approximately 46%, 20% and 19% of total net purchase, and 57%, 0% and 0% of accounts payable in aggregate at June 30, 2018, respectively:

Supplier	Net purchase for the six months ended June 30, 2018	Accounts payable balance as of June 30, 2018
A	$23,799	$7,821
C	$10,158	$-
D	$9,548	$-

Foreign-currency Transactions

Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) and Renminbi (“RMB”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars and Renminbi, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment

The accounts of the Company’s subsidiaries were maintained, and their financial statements were expressed in New Taiwan Dollar (“NTD”) and Renminbi (“RMB”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, "Foreign Currency Matters", with the NTD and RMB as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, common stock and additional paid-in capital are translated at the historical rates, and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholders’ equity.

F-32

Comprehensive Income (loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its consolidated statements of operations and other comprehensive income (loss).

Recent Accounting Pronouncements

The Company has implemented all new pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial statements or results of operations.

Note 2. LEASE

The Company has no finance leases. The Company’s leases primarily include office facility and copy machine under the operating lease arrangements. The Company’s operating leases have remaining lease terms for two years as of June 30, 2019.

Balance sheet information related to the Company’s leases is presented below:

June 30, 2019
Operating Leases:
Operating lease – right of use (“ROU”) assets	$41,778

Operating lease liability, current portion	21,398
Operating lease liability, noncurrent portion	20,380
Total operating lease liabilities	$41,778

The following provides details of the Company's lease expenses:

Six Months Ended
June 30, 2019
Operating lease expenses, net	$8,704
$8,704

Other information related to leases is presented below:

Six Months Ended
June 30, 2019
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	8,704

Weighted Average Remaining Lease Term:
Operating leases	2 years

Weighted Average Discount Rate:
Operating leases	4%

F-33

The minimum future annual payments under non-cancellable leases during the remainder of 2019, at rates now in force, are as follows:

Operating leases
2019 (excluding the six months ended June 30, 2019)	$11,302
2020	22,605
2021	9,418
Total future minimum lease payments, undiscounted	43,325
Less: Imputed interest	(1,547)
Present value of future minimum lease payments	$41,778

Note 3. LONG-TERM INVESTMENT

On January 15, 2019, the Company, A-Best Wire Harness & Components Co., Ltd. (“A-Best” or the “Investee”), a company formed under the laws of Taiwan, and Mr. Ing-Ming Lai, a Taiwanese individual and the majority shareholder of A-Best, entered into an investment cooperation agreement (the “A-Best Investment Agreement”), pursuant to which the Company issued 10 million shares of its common stock to Mr. Ing-Ming Lai to purchase twenty percent (20%) of the issued and outstanding equity in A-Best. On May 24, 2019, the Company consummated the shareholder registration of A-Best with the Investment Commission of Ministry of Economic Affairs of Taiwan and issued 10 million shares of its common stock to Mr. Ing-Ming Lai to acquire 20% of the issued and outstanding equity in A-Best.

As of June 30, 2019, the Company owns 20% equity of A-Best. The Company holds an equity interest in A-Best accounting for its equity interest using the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method.

Summarized financial information for the Company's equity method investee, A-Best, is as follows:

Balance Sheets (Unaudited)

	June 30,	December 31,
	2019	2018
Current Assets	$33,254	$20,997
Noncurrent Assets	1,004	-
Current Liabilities	1,269,350	1,238,711
Shareholders’ Equity (Deficit)	(1,235,092)	(1,217,714)

Statement of Operation (Unaudited)

From the period from May 24, 2019 to June 30, 2019
Net Sales	$524
Gross profit	64
Net loss	(12,128)
Share of profit (losses) from investment
accounted for using the equity method	(2,426)

F-34

Note 4. RELATED PARTY TRANSACTIONS

Related party – Sales

(1)

The Company had sales to EOS Venture International Pte Ltd., (the “EOS Venture”), a Singapore company. The EOS Trading provides financial aids to EOS Venture. In addition, Mr. He-Siang Yang, the officer, director, and shareholder of the Company, is the key person who can significantly affect the economic performance of EOS Venture. The sales amounted to $0 and $3,049 for six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019 and December 31, 2018, accounts receivable balance was $2,488 and $101,488, respectively.

(2)

The Company had sales to Fortune King (HK) Trading Limited, (the “Fortune King”), a Hong Kong company. The founder and officer of Fortune King is also one of the shareholders of EOS, Inc. The sales amounted to $180,367 and $394,016 for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019 and December 31, 2018, accounts receivable balance was $1,143,557 and $1,263,833, respectively.

Due to shareholders

The Company has advanced funds from one of its directors and shareholder for working capital purposes. As of June 30, 2019 and December 31, 2018, there were $76,435 and $147,281 advances outstanding, respectively. The Company has agreed that the outstanding balances bear 0% interest rate and are due upon demand after 30 days written notice by the director and shareholder.

Note 5. INCOME TAXES

United States

EOS, Inc. is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company has no taxable income for the period. As of June 30, 2019, the Company had net operating loss carry forwards of $545,566 that may be available to reduce future years’ taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements as their realization is determined not likely to occur and, accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. No tax benefit has been realized since a 100 % valuation allowance has offset deferred tax asset resulting from the net operating losses.

British Virgin Islands

EOS International Inc. is incorporated in British Virgin Islands and are not required to pay income tax.

Taiwan

The subsidiary of EOS Inc. and Emperor Star are incorporated in Taiwan. According to the amendments to the “Taiwan Income Tax Act” enacted by the office of the President of Taiwan on February 7, 2018, an increase in the statutory income tax rate from 17% to 20% and decrease in the undistributed earning tax from 10% to 5% are effective from January 1, 2018.

People’s Republic of China (“PRC”)

Under the Enterprise Income Tax (“EIT”) Law of the PRC, the standard EIT rate is 25%. The PRC subsidiary of the Company is subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate. No provision for income taxes have been made as Maosong had no taxable income as of and for the six months ended June 30, 2019.

F-35

Provision for income tax consists of the following:

	For the Six Months Ended June 30,
	2019	2018
Current income tax
U.S.	$-	$-
Taiwan	-	25,295
PRC	-	-
Sub total	-	25,295

Deferred income tax
U.S.
Deferred tax assets for NOL carryforwards	(3,013)	(25,320)
Valuation allowance	3,013	25,320
Net changes in deferred income tax (benefit)	-	-
Total income tax provision	$-	$25,295

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Six Months Ended June 30,
	2019	2018

U.S. statutory income tax rate	21%	21%
Taiwan unified income tax rate	20%	20%
PRC standard EIT rate	25%	N/A
Changes in valuation allowance	(66)%	(41)%
Other	-%	-%
Effective combined income tax rate	-%	-%

Significant components of the Company’s deferred taxes as of June 30, 2019 and December 31, 2018 were as follows:

	June 30,	December 31,
	2019	2018
Deferred tax assets:	(Unaudited)
Net operating loss carryforwards	$114,569	$111,556
Less: Valuation allowance	(114,569)	(111,556)
Deferred tax assets, net	$-	$-

Note 6. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date which the financial statements are available to be issued. All subsequent events requiring recognition as of June 30, 2019 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

F-36

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with our public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$
FINRA filing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Transfer agent and registrar fees	$
Miscellaneous fees and expenses	$
Total	$

__________

*	Estimated.

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, do not include specific provisions relating to the indemnification of our directors or officers.

Our bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Company’s Articles or Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Company’s Articles of Incorporation or Bylaws. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company.

Item 15. Recent Sales of Unregistered Securities

As disclosed in a current report on Form 8-K on January 18, 2019, A-Best, a company formed under the laws of Taiwan, and Ing Ming Lai, a Taiwanese individual and the majority shareholder of A-Best, and us entered into an Investment Cooperation Agreement (the “Investment Agreement”) dated January 15, 2019, pursuant to which we issued ten million shares of our common stock to Ing Ming Lai to purchase twenty percent (20%) of the issued and outstanding equity in A-Best, exclusive distribution right of A-Best’s micro ceramic magnetic resonance speakers in the world, and perpetual licensing right to all the intellectual property rights, including without limitation the three patents registered in China, U.S. and Taiwan, owned by A-Best and Ing Ming Lai that relate to A-Best’s micro ceramic magnetic resonance speakers.

II-2

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description

3.1	Articles of Incorporation of the Company (1)

3.2	Certificate of Amendment to Articles of Incorporation of the Company, filed on August 18, 2015 (2)

3.3	Certificate of Correction to Articles of Incorporation of the Company, filed on September 28, 2015 (3)

3.2	Bylaws of the Registrant, currently in effect (4)

4.1	Form of the Registrant’s Common Stock certificate*

5.1	Legal Opinion of Sichenzia Ross Ference LLP*

10.1	Distribution Agreement dated May 1, 2015 between the Company and A.C. (USA) Inc. (5)

10.2	Purchase Agreement dated August 7, 2019 (6)

10.3	Exclusive Sales Agreement dated August 7, 2019 (7)

10.4	Management Agreement dated August 7, 2019 (8)

10.5	Form of Lease Agreement for Emperor Star (Summary Translation)

10.6	Lease Agreement for Maosong Trading*

21.1	List of significant subsidiaries of the Company

23.1	Consent of Sichenzia Ross Ference LLP*

23.2	Consent of KCCW Accountancy Corp

___________

*	to be filed later.

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(2)	Incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(3)	Incorporated by reference to Exhibit 3.4 to the Company’s registration statement on Form S-1 filed on October 21, 2015.
(4)	Incorporated by reference to Exhibit 3.3 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(5)	Incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(6)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 13, 2019.
(7)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 13, 2019.
(8)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on August 13, 2019.

II-3

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an Underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-4

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes to provide to the Underwriters, if applicable, at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taipei, Taiwan on October 11, 2019.

EOS, INC.

By:	/s/ He-Siang Yang
Name:	He-Siang Yang
Title:	Principal Executive Officer Principal Financial Officer President and Chairman of the Board

 POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints He-Siang Yang, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ He-Siang Yang	Principal Executive Officer, Principal Financial Officer	October 11, 2019
He-Siang Yang	President and Chairman of the Board

/s/ Yu Cheng Yang	Director	October 11, 2019
Yu Cheng Yang

/s/ Lai Chen Kwok	Director	October 11, 2019
Lai Chen Kwok

II-6

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of the Company (1)

3.2	Certificate of Amendment to Articles of Incorporation of the Company, filed on August 18, 2015 (2)

3.3	Certificate of Correction to Articles of Incorporation of the Company, filed on September 28, 2015 (3)

3.2	Bylaws of the Registrant, currently in effect (4)

4.1	Form of the Registrant’s Common Stock Certificate*

5.1	Legal Opinion of Sichenzia Ross Ference LLP*

10.1	Distribution Agreement dated May 1, 2015 between the Company and A.C. (USA) Inc. (5)

10.2	Purchase Agreement dated August 7, 2019 (6)

10.3	Exclusive Sales Agreement dated August 7, 2019 (7)

10.4	Management Agreement dated August 7, 2019 (8)

10.5	Form of Lease Agreement for Emperor Star (Summary Translation)

10.6	Lease Agreement for Maosong Trading*

21.1	List of significant subsidiaries of the Company

23.1	Consent of Sichenzia Ross Ference LLP*

23.2	Consent of KCCW Accountancy Corp

___________

*	to be filed later.

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(2)	Incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(3)	Incorporated by reference to Exhibit 3.4 to the Company’s registration statement on Form S-1 filed on October 21, 2015.
(4)	Incorporated by reference to Exhibit 3.3 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(5)	Incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-1 filed on September 10, 2015.
(6)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 13, 2019.
(7)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 13, 2019.
(8)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on August 13, 2019.

II-7